                                                                 EXECUTION COPY

EXHIBIT 4.13

           ***********************************************************




                       COCA-COLA BOTTLING CO. CONSOLIDATED

                                   as Borrower


                                   -----------


                                 LOAN AGREEMENT


                          Dated as of November 20, 1995


                                   -----------

                  The financial institutions identified herein
                                    as Banks



                                       and

                               LTCB TRUST COMPANY

                                    as Agent






           **********************************************************

                               TABLE OF CONTENTS




                                                                                                               Page
Section 1.          Definitions and Accounting Matters............................................................1
         1.01       Certain Defined Terms.........................................................................1
         1.02       Certain Definitions Relating to Trigger Events...............................................10
         1.03       Accounting Terms.............................................................................14
         1.04       Compliance Certificates and Opinions.........................................................14

Section 2.  Commitments and Loans................................................................................15
         2.01       Commitments..................................................................................15
         2.02       Borrowings...................................................................................15
         2.03       Fees.........................................................................................16
         2.04       Lending Offices..............................................................................16
         2.05       Loan Accounts................................................................................16
         2.06       Notes........................................................................................16
         2.07       Several Obligations and Remedies.............................................................17

Section 3.          Payments of Principal and Interest...........................................................17
         3.01       Repayment of Loans...........................................................................17
         3.02       Interest.....................................................................................17
         3.03       Prepayments of the Loans.....................................................................18
         3.04       Limitation on Interest.......................................................................19

Section 4.          Payments and Computations....................................................................19
         4.01       Payments.....................................................................................19
         4.02       Computations.................................................................................20
         4.04       Sharing of Payments..........................................................................20

Section 5.          Yield Protection and Illegality..............................................................21
         5.01       Additional Costs.............................................................................21
         5.02       Changes in Circumstances.....................................................................22
         5.03       Illegality...................................................................................23
         5.04       Compensation.................................................................................23
         5.05       Taxes........................................................................................24
         5.06       Prepayments..................................................................................25

Section 6.          Conditions Precedent.........................................................................25
         6.01       Conditions Precedent to the Initial Borrowing................................................25
         6.02       Each Borrowing...............................................................................26





                                       -i-



                                                                                                               Page

Section 7.          Representations and Warranties...............................................................26
         7.01       Corporate Existence..........................................................................26
         7.02       Financial Condition..........................................................................27
         7.03       Litigation...................................................................................27
         7.04       No Breach....................................................................................27
         7.05       Corporate Action.............................................................................28
         7.06       Approvals....................................................................................28
         7.07       Use of Loans.................................................................................28
         7.08       ERISA........................................................................................28
         7.09       Taxes........................................................................................28
         7.10       Ownership....................................................................................29
         7.11       Ranking......................................................................................29
         7.12       Investment Company Act.......................................................................29
         7.13       Public Utility Holding Company Act...........................................................29
         7.14       Compliance with Laws.........................................................................29
         7.15       Voting Agreement.............................................................................29
         7.16       Ownership of Property; Licenses.  ...........................................................30
         7.17       Nature of Business...........................................................................30
         7.18       Bottle Contracts and Allied Bottle Contracts.................................................30
         7.19       Debt Instruments.............................................................................30

Section 8.          Covenants of the Company.....................................................................30
         8.01       Financial Statements.........................................................................31
         8.02       Corporate Existence, Etc.....................................................................32
         8.03       Use of Proceeds..............................................................................33
         8.04       Mergers and Consolidations...................................................................33
         8.05       Restrictions on Debt.........................................................................34
         8.06       Restrictions on Sales and Leasebacks.........................................................35
         8.07       Ranking......................................................................................37
         8.08       Business.....................................................................................37
         8.09       New Revolving Credit Agreement...............................................................37

Section 9.          Events of Default............................................................................37

Section 10.         The Agent....................................................................................40
         10.01      Appointment, Powers and Immunities...........................................................40
         10.02      Reliance by Agent............................................................................41
         10.03      Defaults.....................................................................................41
         10.04      Rights as a Bank.............................................................................41
         10.05      Indemnification..............................................................................41
         10.06      Non-Reliance on Agent and other Banks........................................................42
         10.07      Failure to Act...............................................................................42



                                      -ii-



                                                                                                               Page
         10.08      Resignation or Removal of Agent..............................................................42
         10.09      Agent's Office...............................................................................43

Section 11.         Miscellaneous................................................................................43
         11.01      Waiver.......................................................................................43
         11.02      Notices......................................................................................43
         11.03      Expenses.....................................................................................43
         11.04      Amendments...................................................................................44
         11.05      Successors and Assigns.......................................................................44
         11.06      Assignments and Participations...............................................................44
         11.07      Survival.....................................................................................45
         11.08      Captions.....................................................................................46
         11.09      Counterparts.................................................................................46
         11.10      GOVERNING LAW................................................................................46
         11.11      JURISDICTION AND SERVICE OF PROCESS..........................................................46
         11.12      Severability.................................................................................47
         11.13      Waiver of Stay or Extension Law..............................................................47


Schedule 1          Principal Subsidiaries
Schedule 2          Litigation
Schedule 3          Employee Disputes
Schedule 4          Ownership
Schedule 5          Bottle Contracts and Allied Bottle Contracts
Schedule 6          Debt Instruments

Exhibit A                  Form of Note
Exhibit B                  Form of Opinion of Company's Counsel




                                      -iii-





                  LOAN AGREEMENT, dated as of November 20, 1995, among COCA-COLA
BOTTLING CO. CONSOLIDATED, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); the financial institutions named herein as lenders (the "Banks"); and LTCB TRUST COMPANY, a trust company organized under the laws of the State of New York, as agent on behalf of the Banks (in such capacity, the "Agent").

                  WHEREAS, the Company has requested the Banks to make term loans to the Company in an aggregate principal amount up to but not exceeding
$170,000,000 for the purpose of refinancing certain existing indebtedness of the Company and for other general corporate purposes of the Company;

                  WHEREAS, the Banks are willing to make such loans to the Company on the terms and conditions of this Agreement; and

                  WHEREAS, the Agent has been requested to act as agent for the Banks, and the Agent is willing to act as such agent on the terms and conditions of this Agreement,

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                  Section 1.        Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa):

                  "Affiliate"  shall mean, as to any Person,  any  Subsidiary of such Person and any other Person which,  directly or  indirectly,  controls,  is controlled by, or is under direct or indirect  common control with, such Person.
For purposes of this  definition  "control"  of a Person  means the  possession, directly or  indirectly,  of the power to direct or cause the  direction  of the management and policies of such Person,  whether through the ownership of voting
securities,   by  contract  or  otherwise;   and  the  terms  "controlling"  and
"controlled" have corresponding meanings.

                  "Allied  Bottle  Contracts"  shall  mean,  collectively,   any
contract  between  the  Company  or any of its  Subsidiaries  and The  Coca-Cola
Company   providing  for  the  Company  or  such   Subsidiary  to  purchase  its
requirements of  concentrates  and syrups for Allied Products from The Coca-Cola
Company and/or granting to the Company or such Subsidiary exclusive distribution rights with respect to Allied Products in the Company's or such Subsidiary's res pective territories, in each case as amended or supplemented from time to time.

                  "Allied  Products"  shall mean all  products of The  Coca-Cola
Company, other than Coca-Cola Trademark Beverages.












                  "Applicable Lending Office" shall mean, for any Bank, the Lending Office of such Bank (or of an affiliate of such Bank) designated on the signature pages hereof or such other office or offices of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Company and the Agent in writing as the office or offices at which all or a portion of its Loan is to be made and maintained .

                  "Applicable Margin" shall mean 0.45%; provided that, at any time when the Senior Debt Rating of the Company with S&P shall be below BBB- and the Senior Debt Rating of the Company with Moody's shall be below Baa3 (or at any time when neither S&P nor Moody's has a Senior Debt Rating for the Company), the Applicable Margin shall be 0.55% (such change in the Applicable Margin shall not prejudice any rights that the Agent or any Bank may have with respect to any Trigger Event that may occur in connection with such rating)

                  "Attributable Debt" shall mean, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due date thereof to such date at a rate per annum equal to the weighted average interest rate applicable to the Loans. The weighted average interest rate applicable to the Loans shall be calculated at any time by dividing the aggregate of the annual interest payments required on the Loans (calculated as if the interest rate on the Loans then in effect were to be applied to a year of 365 days) by the aggregate principal amount of the Loans outstanding on such date. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

                  "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of the board.

                  "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Agent and the Banks.

                  "Bottle Contracts" shall mean, collectively, any contract between the Company or any of its Subsidiaries and The Coca-Cola Company providing for the Company or such Subsidiary to purchase its requirements of concentrates and syrups for Coca-Cola Trademark Beverages from The Coca-Cola
Company and/or granting to the Company or such Subsidiary exclusive distribution rights with respect to Coca-Cola Trademark Beverages in the Company's or such Subsidiary's respective territories, in each case as amended or supplemented from time to time.




                                       -2-







                  "Business Day" shall mean any day (but not a Saturday or Sunday) on which commercial banks are not authorized or required to close in New
York City, and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Stock", as applied to the stock of any corporation, shall mean the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

                  "Coca-Cola   Trademark  Beverages"  shall  mean  all  products
identified as such in the Company's  Form 10-K filed with the SEC for the fiscal year of the  Company  ended  January 1, 1995 or in any other Form 10-K filed for any subsequent fiscal year, and any other beverage products produced or marketed by The Coca-Cola Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commitment" shall mean, with respect to each Bank, the obligation of such Bank to make a Loan to the Company on each borrowing date pursuant to Section 2.01 hereof, all such Loans to be in an aggregate principal amount up to but not exceeding the amount set forth opposite such Bank's name on the signature pages hereof, on the terms and conditions of this Agreement.

                  "Commitment Termination Date" shall mean December 29, 1995.

                  "Common Stock" shall mean any and all Capital Stock of the Company that is not Preferred Stock, being on the date hereof designated "Common
Stock", "Class B Common Stock" and "Class C Common Stock".

                  "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets of the Company and its consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles. For purposes of this definition, any leasehold interest of the Company or any Restricted Subsidiary shall be deemed to be a tangible asset if the rental obligations thereunder are included in Funded Debt.

                  "Corporation" includes corporations, associations, companies and business trusts.

                  "Debt"   shall  mean,   with   respect  to  any  Person,   all
indebtedness  and other  obligations  of such  Person of the type  described  in clauses (a) and (b) of the  definition of  "Indebtedness"  in this Section 1.01, and  all  Guarantees  and  Hypothecations  of such  Person  in  respect  of such indebtedness and other obligations.




                                       -3-







                  "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                  "Designated Event" shall have the meaning assigned to that term in Section 1.02 hereof.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Environmental Laws" shall mean all Governmental Requirements relating to health, safety, industrial hygiene, pollution or environmental matters, including Governmental Requirements relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment
(including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances (including, without limitation, asbestos) or wastes.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

                  "Event of Default" shall have the meaning assigned to that term in Section 9 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Existing Term Loan Agreements" shall mean, collectively, (i) the Loan Agreement, dated as of June 28, 1990, among the Company, the financial institutions named therein as "Banks", and LTCB Trust Company, as agent on behalf of such banks, as heretofore amended, and (ii) the Loan Agreement, dated as of February 20, 1992, among the Company, the financial institutions named therein as "Banks", LTCB Trust Company, as agent on behalf of such banks, and Trust Company Bank, as lead manager, as heretofore amended.

                  "FDA"   shall   mean   the   United   States   Food  and  Drug
Administration, and any successor thereto.

                  "Funded Debt" shall mean (i) all Debt having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, and (ii) all rental obligations payable more than 12 months from such date under Capital Leases (such rental obligations to be included as Funded Debt as the



                  -4-







amount so capitalized and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the amount so capitalized).

                  "Governmental Authority" shall mean (a) the government of any federal, state, municipal or other political subdivision in which property of the Company or any of its Sub sidiaries is located and (b) any other government exercising jurisdiction over the Company or any of its Subsidiaries, including all agencies and instrumentalities of such government.

                  "Governmental   Requirements"  shall  mean  laws,  ordinances,
statutes,  codes,  rules,  regulations,  orders,  decrees and  judgments  of any
Governmental Authority.

                  "Health  Laws"  shall  mean  all  Governmental   Requirements,
whether promulgated by the FDA, any state agency charged with the supervision of public  health or  related  matters or  otherwise,  in any way  relating  to the
production,   marketing  or  distribution  of  beverages   (including,   without
limitation, any thereof relating to labeling of containers).

                  "Indebtedness" shall mean, with respect to any Person (but without duplication):

                  (a) all indebtedness and other obligations of such Person for borrowed money or for the deferred purchase price of property or services, and without duplication, all obligations of such Person evidenced by bonds, debentures, promissory notes or other similar evidences of indebtedness;

                  (b) all indebtedness and other obligations of such Person arising under interest rate and currency swaps and other similar hedging arrangements, or under acceptance facilities, and the full stated amount of all letters of credit issued for account of such Person and, without duplication, all drafts drawn thereunder, and all obligations of such Person arising in respect of the sale by such Person, with or without recourse, or discount of any notes or accounts receivable of such Person;

                  (c) all  obligations  of such  Person  under  leases  or other contractual  arrange ments which have been,  or should be,  recorded as
         capital  leases  in  accordance  with  generally  accepted   accounting
         principles (collectively, "Capital Leases");

                  (d) all obligations of such Person under direct or indirect guarantees (includ ing, without limitation, agreements to "keep well") in respect of, and obligations, contin gent or otherwise, to purchase or acquire or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above in clause (a), (b) or (c)(collectively, "Guarantees"); and

                  (e) all indebtedness and other  obligations  referred to above in clauses (a),  (b), (c) or (d) secured by (or for which the holder of such  indebtedness  or  other  obligation  has a right,  contingent  or otherwise,  to  be  secured  by)  any  Mortgage  upon  or  in  property
         (including,   without   limitation,   contract   rights  and   accounts
         receivable)  owned by such  Person  even  though  such  Person  has not assumed or become liable beyond the value of



                                       -5-







         the property pledged for the payment of such indebtedness or other obligation (collectively, "Hypothecations").

                  "Interest Period" shall mean, with respect to each Loan, each successive period commencing on the date on which such Loan is made or (in the case of Interest Periods for such Loan after the initial Interest Period therefor) the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section
3.02(d)  hereof,  except that each Interest  Period which  commences on the last
Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.
Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding
Business Day, unless such next succeeding Business Day falls in a subsequent calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (ii) each Interest Period which would otherwise commence before and end after the Interim Maturity Date or the Maturity Date shall end on the Interim Maturity Date or the Maturity Date, as the case may be.

                  "Interim Maturity Date" shall mean November 20, 2002; provided that if such date is not a Business Day, the Interim Maturity Date shall be the next succeeding Business Day, unless such next succeeding Business Days falls in a subsequent calendar month, in which case the Interim Maturity Date shall be the next preceding Business Day.

                  "LIBOR" shall mean, for any Interest Period, the rate per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest
1/16 of 1%) to be the arithmetic mean of the interest rates per annum quoted by each of the Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Loan of such Reference Bank scheduled to be outstanding for such Interest Period;
provided that if any Reference Bank is not scheduled to have a Loan outstanding for such Interest Period, the LIBOR for such Interest Period shall be determined by such Reference Bank by reference to such principal amount as the Agent shall determine. If any Reference Bank does not timely furnish information for determination of the LIBOR for any Interest Period, the Agent shall determine the LIBOR for such Interest Period on the basis of information timely furnished by the remaining Reference Bank or Reference Banks.

                  "Loan(s)" shall mean the loans provided for by Section 2.01 hereof.

                  "Loan Documents" shall mean this Agreement, the Notes and the fee letter dated November 20, 1995 between the Agent and the Company.




                                       -6-







                  "LTCB" shall mean The Long-Term Credit Bank of Japan, Limited;
provided that for purposes of Section 10.04 hereof, "LTCB" shall mean each of The Long-Term Credit Bank of Japan, Limited and LTCB Trust Company.

                  "Maturity Date" shall mean November 20, 2003; provided that if such date is not a Business Day, the Maturity Date shall be the next succeeding
Business Day, unless such next succeeding Business Days falls in a subsequent calendar month, in which case the Maturity Date shall be the next preceding
Business Day.

                  "Mortgage" shall mean, with respect to any asset, revenue or other property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, revenue or other property, and any other arrangement having the practical effect of any of the foregoing.

                  "Multiemployer  Plan"  shall  mean a Plan  defined  as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

                   "NationsBank  Revolving  Credit  Agreement"  shall  mean  the
Revolving Credit Agreement dated as of March 17, 1992 among the Company, the financial institutions identified therein as lenders, and NationsBank N.A., as agent for such lenders, as such agreement may be amended, supplemented, extended, restated, replaced or refinanced (by a New Revolving Credit Agreement) from time to time.

                  "New Revolving Credit Agreement" shall mean a revolving credit agreement  dated  after the date  hereof  among the  Company and the banks named
therein,   which  replaces  or  refinances  the  NationsBank   Revolving  Credit
Agreement,  as such credit  agreement  may be amended,  supplemented,  extended, restated, replaced or refinanced from time to time.

                  "Note(s)"  shall mean the  promissory  notes  provided  for by
Section 2.06 hereof to further evidence the Loans and, collectively, any promissory note or notes issued in substitution therefor.

                  "Officers' Certificate" shall mean a certificate addressed to the Agent and the Banks signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secre tary or an Assistant
Secretary, of the Company, and delivered to the Agent and the Banks.

                  "Opinion of Counsel" shall mean a written opinion addressed to the Agent and the Banks of counsel, who may (except as otherwise provided in this Agreement) be counsel for, or an employee of, the Company, and who shall be acceptable to the Agent.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.




                                       -7-







                  "Person" shall mean an individual, a corporation, a company, a voluntary associa tion, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

                  "Plan"   shall  mean  an   employee   benefit  or  other  plan
established  or  maintained  by the Company or any ERISA  Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan or any interest thereon under this Agreement or the Notes which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date to but excluding the date on which such amount is paid in full equal to 2% above the Prime Rate as in effect from time to time; provided that, if such amount in default is principal of a Loan and the due date is a day other than the last day of an Interest
Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the then current
Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 3.02(a) hereof and, thereafter, the rate provided for above in this definition.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, shall mean Capital Stock ranking prior to the shares of any other class of Capital Stock of said corporation as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation.

                  "Prime Rate" shall mean the rate of interest from time to time announced by LTCB at its New York Branch as its prime commercial lending rate for extensions of credit in Dollars, which rate is not necessarily the lowest rate of interest charged by LTCB. Each change in any interest rate provided for herein or in the Notes based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

                  "Principal Property" shall mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for the bottling, canning or packaging of soft drinks or soft drink products or warehousing and distributing of such products, owned or leased by the Company or any Subsidiary of the Com pany, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 3% of Consolidated
Net Tangible Assets, other than any such building, structure or other facility or portion thereof which, in the reasonable opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

                  "Reference Banks" shall mean the principal London offices of LTCB, Societe Generale and Credit Lyonnais.




                                       -8-







                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                  "Regulatory Change" shall mean (i) any change after the date of this Agreement in Japanese, United States Federal or state, or foreign law or regulations (including, without limitation, Regulation D) or (ii) the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including LTCB or any of the Banks, of or under any Japanese, United States Federal or state, or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Required Banks" shall mean, at any time, Banks then holding more than 50% of the aggregate outstanding principal amount of the Loans, or if no Loans are then outstanding, which hold more than 50% of the aggregate amount of the Commitments, or if no Loans or Commitments are then outstanding, which held more than 50% of the Loans immediately prior to the payment thereof in full.

                  "Restricted Subsidiary" shall mean a Subsidiary of the Company which (i) owns a Principal Property as of the date hereof, or (ii) acquires a Principal Property after the date hereof from the Company or a Restricted
Subsidiary other than for cash equal to such property's fair market value as determined by the Board of Directors of the Company, or (iii) acquires a Principal Property after the date hereof by purchase with funds substantially all of which are provided by the Company or a Restricted Subsidiary or with the proceeds of indebtedness for money borrowed, which indebtedness is guaranteed in whole or in part by the Company or a Restricted Subsidiary, or (iv) is a party to any contract with respect to the bottling, canning, packaging or distribution of soft drinks or soft drink products, other than any such contract which in the reasonable opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety, and in any event includes each of the Subsidiaries listed in
Schedule 1 as of the date hereof.

                  "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                  "Senior Debt Rating" shall mean the rating assigned by S&P or Moody's, as the case may be, to the Company's senior medium-term debt obligations.

                  "Subsidiary" shall mean any corporation,  partnership or other
Person of which at least a majority of the outstanding Voting Shares is at the time directly or indirectly owned or controlled by the Company or one or more of the Subsidiaries or by the Company and one or more of the Subsidiaries.

                  "Trigger Event" shall mean the occurrence and continuance of any Designated Event and, at any time when any securities of the Company that are rated by either Rating Agency are outstanding, a Rating Decline also has occurred and is continuing.



                                       -9-







                  "Voting Shares" shall mean Capital Stock of the class or classes having general voting power under ordinary circumstances for the election of the board of directors, managers or trustees of a corporation
(irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  1.02     Certain Definitions Relating to Trigger Events.

                  "Designated Event" shall mean any of the following:

                          (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a Permitted
         Holder (as defined below) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Shares (as defined below in this definition) of the Company entitled to exercise more than 25% (or, in the case of any person or group consisting solely of one or more Company Employee Benefit Plans (as defined below), 35%) of the total voting power of all outstanding Voting Shares of the Company
         (calculated in accordance with Rule 13d-3 under the Exchange Act); or

                         (ii) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                        (iii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another Person into the Company, or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company to another Person (other than (x) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common
         Stock of the Company, or (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company); or

                         (iv) the purchase or other acquisition by the Company or any Subsidiary of the Company, directly or indirectly, of beneficial ownership of its Voting Shares if the Voting Shares of the Company acquired in such acquisition and all other such acquisitions effected after the date of the making of the Loans under this Agreement and within the 12-month period ending on the date of such acquisition were entitled to exercise in the aggregate more than 30% of the total voting power of all Voting Shares outstanding on the day before the first such acquisition during such period (taking into account any stock split, stock dividend or similar transaction effected during such period and calculating the voting power of Voting Shares so acquired based on the voting power thereof immediately before being so acquired); or



                                      -10-







                          (v) either (x) the distribution by the Company, directly or indirectly, of cash, securities or other property in respect of its Common Stock (other than a distribution paid solely in its Common Stock or rights to acquire its Common Stock), or (y) the purchase or other acquisition by the Company or any Subsidiary of the Company, directly or indirectly, of any Common Stock of the Company
         (other than an acquisition of Common Stock of the Company (1) by the Company from any wholly-owned Subsidiary of the Company, (2) by any wholly-owned Subsidiary of the Company from the Company or another wholly-owned Subsidiary of the Company or (3) solely in exchange for or upon conversion of Common Stock of the Company), if the sum of the Applicable Equity Percentages (as defined below) for such distribution or acquisition and all other such distributions and acquisitions effected after the date of the making of the Loans under this Agreement and during the 12-month period ending on the date on which such distribution or acquisition is effected exceeds 30%.

                  For   purposes   of  this   definition:   "Applicable   Equity
Percentage"  shall mean, for any  distribution  or  acquisition,  the percentage equal to (x) the Fair Market Value (as defined  below) on the Valuation Date (as defined below) of the cash, securities and other property distributed in respect of, or paid or otherwise  exchanged  to acquire,  Common Stock of the Company in such  distribution  or  acquisition  divided by (y) the Fair Market Value on the
Reference Date (as defined below) of the Common Stock of the Company outstanding on such Reference Date;  "Valuation  Date" shall mean (x) for any  distribution, the record  date  therefor or (y) for any  acquisition,  the date  thereof;  and
"Reference  Date"  shall  mean (x) for any  distribution,  the day  before the earlier of the record date for such distribution and the first date on which the relevant  common  stock trades the regular way without the right to receive such distribution,  or (y)  for any  acquisition,  the day  before  the  date of such acquisition.  "Voting  Shares"  shall mean  (solely for purposes of this Section
1.02) all  outstanding  shares of any class or classes  (however  designated) of capital stock entitled to vote generally in the election of members of the Board of  Directors  of the  Company.  "Permitted  Holder"  shall  mean  (i) J.  Frank
Harrison, Jr. or J. Frank Harrison, III, (ii) any heir, executor, administrator, testamentary trustee, legatee,  beneficiary or distributee of J. Frank Harrison,
Jr. or J. Frank  Harrison,  III,  (iii) any trust,  the  beneficiaries  of which include  only J.  Frank  Harrison,  Jr.,  J. Frank  Harrison,  III or any person described in clause (ii) hereof and (iv) The Coca-Cola Company.

                  In addition, so long as any Person (a "Holding Company") owns, directly or indirectly, Voting Shares of the Company entitled to exercise 50% or more of the total voting power of all outstanding Voting Shares of the Company, any references to the "Company" in clauses (i) through (v) above and in any related definitions shall be deemed to refer to the Company and such Holding
Company (from and after the date on which such Holding Company first became such an owner of Voting Shares of the Company) as one entity.

                  A "Rating Decline" shall be deemed to exist for any Designated
Event if either (i) on any date within the Comparison Period (as defined below) for such Designated Event:

                  (a) in the event any medium-term notes or other medium-term securities of the Company that are rated by either of the Rating
         Agencies at such time ("Rated



                                      -11-







         Medium-Term Notes") are rated Investment Grade (as defined below) by either or both of the Rating Agencies on the Rating Date (as defined below) for such Designated Event, the rating of the Rated Medium-Term
         Notes by each Rating Agency rating the Rated Medium-Term Notes shall be below Investment Grade; or

                  (b) in the event that no Rated Medium-Term Notes of the Company are rated Investment Grade by either of the Rating Agencies on the Rating Date for such Desig nated Event, the rating of any outstanding Rated Medium-Term Notes of the Company by each Rating
         Agency shall be (or be lower than) the Full-Category-Lower Rating (as defined below) for the rating of such Rated Medium-Term Notes of the Company by such Rating Agency on such Rating Date; or

                  (c) in the event that there are no medium-term notes or medium-term securities of the Company that are rated by either Rating
         Agency at such time and any short-term notes or other short-term securities of the Company that are rated by either of the Rating
         Agencies ("Rated  Short-Term Notes") (Rated Medium-Term Notes and Rated
         Short-Term Notes hereafter referred to collectively as "Rated Notes") are rated Investment Grade (as defined below) by either or both of the Rating Agencies on the Rating Date (as defined below) for such Designated Event, the rating of the Rated ShortTerm Notes by each Rating Agency rating the Rated Short-Term Notes shall be below
         Investment Grade; or

                           (ii) on the last day of such  Comparison  Period  for
                  such Designated Event either (A) no notes or other securities of the Company are rated by Moody's or S&P, or (B) notes or other securities of the Company are rated by either (but not both) of Moody's and S&P, but are not rated by either Duff's or Fitch's.

                  "Investment Grade" shall mean, (A) for medium-term securities, a rating of at least Baa3, in the case of a rating by Moody's, a rating of at least BBB-, in the case of a rating by S&P, a rating of at least BBB- in the case of a rating by Duff's, and a rating of at least BBB-, in the case of a rating by Fitch's and (B) for short-term securities, a rating of at least A-3, in the case of a rating by Moody's, a rating of at least P-3, in the case of a rating by S&P, a rating of at least D-3, in the case of a rating by Duff's, and a rating of at least F-3, in the case of a rating by Fitch's.

                  "Comparison Period" shall mean, for any Designated Event, the period (i) com mencing on the date of the occurrence of such Designated Event and (ii) ending on the 90th day after the first public announcement of such occurrence or, if on such 90th day the rating of the Rated Notes by Moody's shall be listed on the "Watchlist" of Moody's with a designation of "down" or "uncertain" (or on such similar list with such similar designations as may be maintained by Moody's from time to time) or the rating of the Rated Notes by S&P shall be listed on the "Creditwatch" of S&P with a designation of "negative implications" or "developing" (or on such similar list with such similar designations as may be maintained by S&P from time to time), or the rating of the Rated Notes by Duff's shall be listed on the "DP Watchlist" of Duff's with a designation of "down" or "up/down" (or such similar list with such



                                      -12-







similar designations as may be maintained by Duff's from time to time) or the rating of the Rated Notes by Fitch's shall be listed on the "FitchAlert" of Fitch's with a designation of "declining" or "uncertain" (or such similar list with such similar designations as may be maintained by Fitch's from time to time) the day 5 days after the first date thereafter on which the rating of the Rated Notes by each Rating Agency rating the Rated Notes shall not be so listed.

                  "Rating Date", for any Designated Event, shall mean the earlier of:

                             (i) the date that is either (x) the 90th day prior to the date of the earlier of (a) the first public announcement of an intention to effect such Designated Event and (b) the occurrence of such Designated Event, or (y) if the Rated Notes are not rated by both
         Rating Agencies on such 90th day, the next preceding day on which the Rated Notes are so rated (or, if such 90th day is before the date of the first issuance of any Rated Note, the date of such first issuance);
         or

                             (ii) if during the 180-day period ending on the date referred to in clause (i) an intention to effect any other
         Designated Event was first publicly announced but such other Designated
         Event did not occur, the date that is the earliest of the Rating Dates for any such other Designated Events.

                  "Full-Category-Lower  Rating",  for any  rating  of the  Rated
Notes by any Rating Agency on any Rating Date, shall mean the rating of the next lower Rating Category as compared to such rating by such Rating Agency on such Rating Date, modified by the same gradation (if applicable) within such next lower Rating Category as the gradation within the Rating Category of such rating by such Rating Agency on such Rating Date ("gradation" in the case of medium-term ratings meaning + and - for S&P, Duff's and Fitch's and 1, 2 and 3 for Moody's; and the "Rating Category" of any rating shall mean (from highest to lowest), with respect to a medium-term rating by S&P, BB, B, CCC, CC, C and D, or, with respect to a medium-term rating by Moody's, Ba, B, Caa, Ca and C, or, with respect to a medium-term rating by Duff's, BB, B and CCC, or, with respect to a medium-term rating by Fitch's, BB, B, CCC, CC, C, DDD, DD and D). For example, the Full-Category-Lower Ratings for the S&P medium-term ratings of "BB-" and "CCC-" are "B-" and "CC", respectively.

                  "Moody's" means Moody's Investors Service, together with its successors.

                  "S&P" means Standard & Poor's Corporation, together with its successors.

                  "Duff's"   means  Duff  &  Phelps  Inc.,   together  with  its
successors.

                  "Fitch's" means Fitch's Investors' Service, Inc., together with its successors.

                  "Rating  Agencies"  means,  at  any  time,  Moody's  and  S&P;
provided that if at such time either (but not both) of Moody's or S&P shall no longer be rating any of the applicable notes or other securities of the Company
(medium-term notes and securities in the case of clauses (a) and (b) of the definition of Rating Decline, and short-term notes and securities in the



                                      -13-







case of clause (c) thereof), then "Rating Agencies" shall mean the one that is still rating such securities and either (i) Duff's (if it is rating such securities) or (ii) if Duff's is not rating such securities but Fitch's is rating such securities, Fitch's.

                  "Company Employee Benefit Plan" shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) maintained by the Company or any Subsidiary.

                  "Fair Market Value" of any item shall mean the fair market value of the subject item as determined in good faith by the Board of Directors of the Company.

                  1.03 Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation.

                  1.04 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent and the Banks to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if reasonably requested by the Agent, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or cove nant provided for in this Agreement shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.




                                      -14-







                  Section 2.  Commitments and Loans.

                  2.01 Commitments. Each Bank severally agrees, subject to the terms and conditions of this Agreement, to make one loan to the Company on any Business Day on or prior to November 20, 1995, and to make one additional loan to the Company on any Business Day on or prior to the Commitment Termination
Date, which loans collectively shall be in an aggregate principal amount up to but not exceeding the respective Commitment amount specified opposite such Bank's name on the signature pages hereof. Each such borrowing of Loans shall be made by the Banks pro rata in accordance with their respective Commitments.

                  2.02 Borrowings. The Company shall give the Agent written notice of each requested borrowing of the Loans not later than 10:00 a.m. (New
York time) on the date that is not less than five Business Days prior to the date of such requested borrowing. Each such notice of borrowing shall specify the aggregate principal amount of the Loans to be borrowed (which shall not, in the aggregate, exceed $120,000,000 on the occasion of the initial borrowing hereunder, and shall not, in the aggregate, exceed $50,000,000 on the occasion of the second (and final) borrowing hereunder), the date of borrowing (which shall be a Business Day not later than November 20, 1995, in the case of the initial borrowing hereunder, and the Commitment Termination Date in the case of the second (and final) borrowing hereunder) and the initial Interest Period that will apply to the Loans borrowed as part of such borrowing. Each such notice of borrowing shall be irrevocable and shall be effective upon receipt thereof by the Agent. Promptly after the Agent's receipt of any notice of borrowing (and in any event not later than the date three Business Days prior to the date of the requested borrowing), the Agent shall give each Bank notice of the contents thereof and of each Bank's pro rata share of the aggregate principal amount of the requested borrowing.

                  Not later than 10:00 a.m. New York time on the date of each requested borrowing, each Bank shall make available to the Agent the principal amount of such Bank's Loan to be made as part of such borrowing by paying the same, in Dollars and in immediately available funds, to the Agent's account no.
04 203606  maintained  at Bankers Trust  Company,  New York,  New York,  ABA no.
021001033, ref: "Coca-Cola Bottling Co. Consolidated".  Not later than 3:00 p.m.
(New York time), the Agent shall, subject to the terms and conditions of this Agreement, make available to the Company the amounts so received from the Banks by depositing the same, in immediately available funds, in the Company's account no. 001240985 "Coca-Cola Bottling Co. Consolidated" maintained with NationsBank of North Carolina, N.A., One NationsBank Plaza, Charlotte, North Carolina, ABA no. 053000196; provided, that, notwithstanding the foregoing, the Borrower hereby irrevocably authorizes and instructs the Agent to apply the proceeds of the Loans made on the occasion of the initial borrowing hereunder to repay or prepay in full, on the borrowing date of the initial Loans, any outstanding principal amount of the loans under the Existing Term Loan Agreements. The second borrowing of the Loans shall be the final borrowing, and accordingly shall terminate any Commitments that remain unborrowed. Any portion of the Commitments not utilized on December 29, 1995 will terminate on such date.




                                      -15-







                  2.03 Fees. (a) The Company shall pay to the Agent, for the account of each Bank, a commitment fee at a rate of 0.15% per annum on the average daily unutilized amount of the Commitment of such Bank, from and including the date of this Agreement to but not including the Commitment
Termination Date; provided, that if the initial borrowing of Loans occurs on or prior to November 20, 1995, no such commitment fee shall be payable with respect to the portion of the Commitments (up to an aggregate Commitment amount of $120,000,000) borrowed on such date, for the period from the signing date of this Agreement to but not including such borrowing date. Accrued commitment fee shall be payable in arrears on the Commitment Termination Date or, if earlier, the date on which the Commitments are borrowed or otherwise are terminated in full.

                  (b) In the event that any portion of the Commitments remains in effect at any time after 10:00 a.m. (New York time) on the Commitment
Termination Date, or in the event that any portion of the Commitments is terminated for any reason on any day prior to the Commitment Termination Date, the Borrower shall pay to the Agent for the account of each Bank a commitment termination fee in an amount equal to 0.125% of the amount of such remaining
Commitment of such Bank or the portion so terminated, as the case may be. Such fee shall be payable on the Commitment Termination Date or, in the case of any earlier termination, the date of such termination.

                  (c) The Company shall pay to the Agent for its own account such fees in such amounts and at the times set forth in the letter dated
November 20, 1995 between the Agent and the Company.

                  2.04 Lending Offices. Each Bank shall make and maintain its Loans at such Bank's Applicable Lending Office or at such other Applicable
Lending Office(s) as such Bank may select in accordance with the definition of such term in Section 1.01 hereof.

                  2.05 Loan Accounts. Each Bank shall record on its internal records the amount of the Loans made by it and each payment of principal, interest, fees and other amounts payable by the Company hereunder and under the Notes, and such records shall be rebuttably presumptive evidence of the Company's obligations in respect of such amounts. The Agent also shall record on its internal records the amount of all Loans of the Banks and each payment of principal, interest, fees and other amounts payable by the Company hereunder and under the Notes, and such records shall be rebuttably presumptive evidence of the Company's obligations in respect of such amounts; provided that in the event of any discrepancy between the records of the Agent and the records of any Bank, the records of such Bank shall prevail.

                  2.06     Notes.

                  (a) Without limiting the provisions of Section 2.05 hereof, each Loan made by each Bank shall be further evidenced by a promissory note of the Company in substantially the form of Exhibit A hereto. A separate note shall evidence the Loan made by each Bank on the occasion of each borrowing of Loans.
Each Note to the order of a Bank shall be dated the date of the borrowing of the respective Loan hereunder to be evidenced by such Note, shall be



                                      -16-







payable to the order of such Bank in a principal amount equal to the amount of such Loan and shall be otherwise duly completed, executed and delivered. Any payments and prepayments made on account of the principal of each Note shall be recorded by the Bank holding such Note on its books and, prior to any transfer of such Note, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; but no failure by such Bank to make, or delay in making, such recording or endorsement shall affect the obligations of the Company under this Agreement or such Note.

                  (b) Each Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes in minimum denominations of $10,000,000 (in the aggregate amount of all Notes of such Bank).

                  2.07 Several Obligations and Remedies.  The obligations of the
Banks under this Agreement are several, and neither the Agent nor any other Bank shall be responsible for the failure of any Bank to make its Loans hereunder.
The rights of the Banks also are several, and the amounts payable by the Company at any time under this Agreement and the Notes to each Bank shall be a separate and independent debt. Each Bank shall be entitled separately to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purpose.

                  Section 3.        Payments of Principal and Interest.

                  3.01 Repayment of Loans. The Company will pay to the Agent for the account of each Bank the unpaid principal amount of each Loan in full in two installments, the first of which shall be in the aggregate principal amount of $85,000,000 for all of the Banks and shall be payable on the Interim Maturity
Date, and the second of which shall be in the aggregate principal amount of $85,000,000 for all of the Banks (or such other amount as shall equal the aggregate principal amount of all Loans that are then outstanding) and shall be payable on the Maturity Date. For the avoidance of doubt, (i) assuming that the Commitments are fully drawn, the installment of principal of each Loan made by each Bank that the Company shall be obligated to pay on the Interim Maturity
Date shall be one-half of the original principal amount of such Loan, with the full remaining balance of the principal amount of such Loan to be payable on the Maturity Date, and (ii) in the event that less than all of the Commitments are drawn, the aggregate initial installment of the Loans payable on the Interim
Maturity Date shall be $85,000,000 for all of the Banks, and the second (and final) aggregate installment of the Loans payable on the Maturity Date shall be the remaining aggregate principal balance of the Loans outstanding on such date.

                  3.02     Interest.

                  (a) The Company will pay to the Agent for the account of each Bank interest on the unpaid principal amount of each installment of each Loan and Note for the period commencing on the date of such Loan to but excluding the date on which such installment shall be paid in full, at a rate per annum, for each Interest Period for such Loan equal to the LIBOR



                                      -17-







for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

                  (b) Notwithstanding the foregoing, the Company will pay to Agent for the account of each Bank interest at the Post-Default Rate on any principal of the Loans and (to the fullest extent permitted by law) on interest hereunder or under the Notes, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof to but excluding the date on which the same is paid in full.

                  (c) Accrued interest on the Loans and the Notes shall be payable on the last day of each Interest Period and upon the payment or prepayment of the Loans, except that interest payable on any amount at the Post-Default Rate shall be payable from time to time on demand by the Agent or any Bank.

                  (d) The  Company  shall  select the  duration  of the  initial
Interest Period for each Loan in the notice of borrowing for such Loan given pursuant to Section 2.02 hereof. The Company shall select the duration of each subsequent Interest Period for each Loan by giving written notice to the Agent, and such Interest Period shall apply to all Loans then outstanding that were made as part of the same borrowing. Such notice with respect to any Interest
Period shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. New York time on the date three Business Days prior to the first day of such Interest Period. In the event that the Company fails to select the duration of any Interest Period for any Loans within the time period and otherwise as provided in this Section 3.02, such Interest Period shall have a duration of one month. The Agent shall promptly notify the Banks of the duration of each Interest Period.

                  3.03     Prepayments of the Loans.

                  (a) The Company shall have the right to prepay the Loans in full or in part at any time or from time to time; provided that: (i) the Company shall give the Agent written notice of each such prepayment, which notice shall be irrevocable, shall specify the aggregate principal amount of the Loans of all the Banks to be prepaid (which, if less than the full unpaid principal amount of the Loans, shall be at least $5,000,000 or, if higher, an integral multiple of $1,000,000), and the date of prepayment, and shall be effective only if received by the Agent not later than 10:00 a.m. New York time on the date 10 days prior to the requested date of such prepayment, (ii) such prepayment shall be accompanied by all amounts that may be required to be paid to each Bank pursuant to Section 5.04 hereof, (iii) except in the case of non-ratable prepayments pursuant to Sections 5.01(b), 5.03 or 5.06 hereof, such prepayment shall be applied ratably to the Loans of all the Banks in accordance with the unpaid principal amount of the respective Loans then held by each of them, and (iv) such prepayment shall be applied to the installments of the Loans in the inverse order of their maturity. The Agent shall promptly notify the Banks of each notice of prepayment.

                  (b) Any portion of the Loans prepaid, whether pursuant to this
Section 3.03, Section 5.03 or otherwise, may not be reborrowed.



                                      -18-







                  (c) No portion of the Commitments may be voluntarily reduced or terminated by the Company.

                  3.04 Limitation on Interest. Anything in this Agreement or in any Note to the contrary notwithstanding, in no event shall any Bank be entitled to take, charge, collect or receive interest on the Loans or the Notes in excess of the maximum rate permitted under applicable law.

                  Section 4.        Payments and Computations.

                  4.01     Payments.

                  (a) All payments of principal of the Loans, interest thereon and all other fees, indemnities and other amounts to be paid by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Agent at its account No. 04 203606 at Bankers Trust
Company,  New York, New York ABA no.  021001033,  ref.:  "CocaCola  Bottling Co.
Consolidated" (or at such other account or at such other place in New York City as the Agent may notify the Company from time to time), for account of each Bank's Applicable Lending Office not later than 10:00 a.m. New York time on the date on which such payment shall become due. Each such payment made after such time on any such due date shall be deemed to have been made on the next succeeding Business Day, and interest shall accrue thereon as provided in
Section 3.02(b). Each payment received by the Agent under this Agreement or any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office.

                  (b) All payments and prepayments of principal of the Loans shall be accompanied by interest on the Loans accrued to the date of payment or prepayment.

                  (c) All payments shall be made without set-off, counterclaim or deduction of any kind. Upon the occurrence and during the continuance of a Default, then in addition to any rights that the Agent or any Bank may have under applicable law, the Agent and each Bank may (but shall not be obligated to) debit the amount of any such payment to any ordinary deposit account of the Company with the Agent or such Bank or any affiliate of the Agent or such Bank
(with subsequent written notice to the Company).

                  (d) If the stated due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

                  (e) Each payment or prepayment of principal of or interest on the Loans or of commitment fee or commitment termination fee shall be made to the Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of their respective Loans.




                                      -19-







                  4.02 Computations. Interest on the Loans and the Notes and on interest thereon and all commitment fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  4.03 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company prior to the date on which such Bank or the Company (as the case may be) is scheduled to make any payment to the Agent of any amount required to be paid under this Agreement or any Note (such payment being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon that assumption (but shall not be required to), make the amount of such Required Payment available to the intended recipient(s) on such date. If such Bank or the Com pany (as the case may be) has not in fact made the Required
Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date on which the Agent recovers such amount at a rate per annum equal to the effective federal funds rate for such day (as determined by the Agent).

                  4.04 Sharing of Payments.  If any Bank shall obtain payment of any  principal  of or interest on any Loan  through the exercise of any right of set-off,  banker's lien,  counterclaim or similar right or otherwise,  and, as a result of such payment,  such Bank shall have  received a greater  percentage of the principal or interest  then due  hereunder to such Bank than the  percentage received by any other Banks,  it shall  promptly  purchase from such other Banks participations  in the Loans made by such other Banks in such amounts,  and make such other adjustments from time to time as shall be equitable,  to the end that all the Banks  shall  share  the  benefit  of such  excess  payment  (net of any expenses  which may be incurred by such Bank in  obtaining  or  preserving  such excess  payment)  pro rata in  accordance  with the unpaid  principal  of and/or interest  on the Loans  held by each of the  Banks.  To such end,  all the Banks
shall  make  appropriate   adjustments   among  themselves  (by  the  resale  of
participations  sold or otherwise)  if such excess  payment is rescinded or must otherwise  be  restored.  The  Company  agrees  that  any Bank so  purchasing  a participation  in the Loans  made by other  Banks  may  exercise  all  rights of set-off,  banker's  lien,  counterclaim  or similar  rights with respect to such participation  as fully as if such Bank were a direct holder of the Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall  affect the right of any Bank to exercise,  and retain the  benefits  of  exercising,  any such right with  respect to any other indebtedness or obligation of the Company or any of its Affiliates. If under any applicable  bankruptcy,  insolvency  or other  similar law, any Bank  receives a secured  claim in lieu of a right of set-off to which this Section 4.04 applies, such Bank shall,  to the extent  practicable,  exercise its rights in respect of such secured claim in a manner  consistent with the rights of the Banks entitled under this Section 4.04 to share in the benefits of any recovery on such secured claim.




                                      -20-







                  Section 5.        Yield Protection and Illegality.

                  5.01     Additional Costs.

                  (a) The Company shall pay to the Agent for the account of each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or main taining of any of its Loans or its obligation to make such Loans hereunder or any reduction in any amount receivable by such Bank from the Company hereunder or under the Notes in respect of its Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to the Agent or such Bank by the Company under this Agreement or any Note (other than taxes imposed on the overall net income of such Bank or of its Applicable Lending
Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements, or increases the rate of any such requirements, relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Bank's Loans or any deposits referred to in the definition of "LIBOR" in Section 1.01 hereof), or the Commitments or the Notes; or (iii) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities) or the Commitments. The relevant Bank will notify the Company (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines, in the light of its then prevailing policies, to request such compensation. Notwithstanding the foregoing provisions of this Section
5.01(a), in no event shall any Bank requesting payment of any Additional Costs under this Section 5.01(a) be entitled to payment of such Additional Costs to the extent that such Additional Costs arose with respect to any period prior to the date of the first such request. Further, each Bank will designate a dif ferent Applicable Lending Office for its Loans if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the opinion of such Bank, be disadvantageous to such Bank in any material respect.
Each Bank will furnish the Company (with a copy to the Agent) with a certificate setting forth in reasonable detail the basis and amount of each request for compensation under this Section 5.01(a).

                  (b) Without  limiting the effect of the  provisions of Section
5.01(a) hereof (but without duplication), in the event that, by reason of any Regulatory Change, any Bank becomes subject to restrictions on the amount of any category of liabilities or assets (relating to any Loan held by it or its funding), then, if such Bank so elects by notice to the Company (with a copy to the Agent), the following provisions shall apply:

                  (x) During the 30-day  period  following  the date of any such notice  (the  "Negotiation  Period"),  such Bank and the  Company  will negotiate in good faith  (through the Agent) to agree upon a substitute basis (the "Substitute  Basis") for determining the rate of interest to
         be  applicable  to  the  Loans  held  by  such  Bank   (including,   if
         appropriate,  alternative  periods  for  such  determinations).  If  so agreed, the Substitute Basis (plus the



                                      -21-







         Applicable Margin) shall thereafter be the rate at which such Loans bear interest pursuant to Section 3.02 hereof (subject to Section 3.04) and shall be retroactive to, and take effect from, the beginning of the then current Interest Period for each Loan.

                  (y) If at the expiry of the  Negotiation  Period a  Substitute
         Basis shall not have been agreed upon, such Bank shall notify the Company from time to time (with a copy to the Agent) of the cost (as reasonably determined by such Bank) of funding its Loans (plus the Applicable Margin) and the interest payable to such Bank on such Loans, and the Company shall be obligated to pay all such costs and interest in the amounts and at the rates specified by such Bank. The failure of the Company and such Bank to agree upon a Substitute Basis at the expiry of the Negotiation Period shall be deemed to be an election by the Company to prepay the Loans of such Bank in accordance with Section
         3.03 hereof on the date 30 days after such expiry (or, if earlier, on the last day of the then current Interest Period), subject to Section
         5.04 hereof.

                  (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay to the Agent for the account of each Bank from time to time on request by such Bank (with a copy to the Agent) such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request
(whether or not having the force of law) of any court or governmental or monetary authority, by reason of any Regulatory Change, of capital in respect of the Commitment, the Loans or the Notes held by it (such com pensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request);
provided that in no event shall any Bank requesting payment of any compensation under this Section 5.01(c) be entitled to payment of such compensation to the extent that such compensation is for such costs with respect to any period prior to the date of the first such request. Such Bank will notify the Company (with a copy to the Agent) that it is entitled to compensation pursuant to this Section
5.01(c) as promptly as practicable after it determines, in light of its then prevailing policies, to request such compensation. Each Bank will furnish the Company with a certificate setting forth in reasonable detail the basis and amount of each request for compensation under this Section 5.01(c).

                  (d) Determinations and allocations by each Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section
5.01(a)  or (b)  hereof,  or of the  effect of capital  maintained  pursuant  to
Section 5.01(c) hereof, on its costs or rate of return of maintaining its Loans or its obligation to make its Loans, or on amounts receivable by it in respect of its Loans, and of the amounts required to compensate such Bank under this
Section 5.01, shall be conclusive, provided that such determinations and allocations are reasonable.

                  5.02 Changes in Circumstances. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the interest rate for any Loan for any Interest Period therefor either (i) the Agent determines (which determination shall be conclusive)



                                      -22-







that quotations of interest rates for the deposits referred to in the definition of "LIBOR" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided herein, then the Agent shall give the Company and the Banks prompt written notice thereof, or (ii) any Bank determines that the LIBOR for such Interest Period will not adequately reflect the cost to such Bank of funding its Loan or Loans for such Interest Period, then such Bank shall give the Agent and the Company prompt written notice thereof; and, if such Loan has not then been made, the obligation of the Banks to make the Loans shall immediately terminate, and if such Loan has been made, the following provisions shall apply:

                  (a) During the 30-day period following the date of any such notice (the "Negotiation Period"), the Banks and the Company will negotiate in good faith (through the Agent) to agree upon a substitute basis (the "Substitute Basis") for determining the rate of interest to be applicable to the Loans (including, if appropriate, alternative periods for such determinations). If so agreed, the Substitute Basis
         (plus the Applicable Margin) shall thereafter be the rate at which the Loans bear interest pursuant to Section 3.02 hereof (subject to Section
         3.04) and shall be retroactive to, and take effect from, the beginning of the then current Interest Period.

                  (b) If at the expiry of the  Negotiation  Period a  Substitute
         Basis shall not have been agreed upon, each Bank shall notify the Company from time to time (with a copy to the Agent) of the cost (as reasonably determined by such Bank) of funding its Loans (plus the Applicable Margin) and the interest payable to such Bank on such Loans, and the Company shall be obligated to pay all such costs and interest in the amounts and at the rates specified by such Bank. The failure of the Company and the Banks to agree upon a Substitute Basis at the expiry of the Negotiation Period shall be deemed to be an election by the Company to prepay the Loans of the Banks in accordance with Section
         3.03 hereof on the date 30 days after such expiry (or, if earlier, the last day of the then current Interest Period), subject to Section 5.04 hereof.

                  5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable
Lending Office to make or maintain its Loans hereunder, then such Bank shall promptly notify the Company and the Agent and, if the Loans have not then been made, the obligation of such Bank to make its Loans shall immediately terminate, and if the Loans have been made, the Company shall prepay the Loans of such Bank in full on the last day of the then current Interest Period therefor, or on such earlier date as such Bank may reasonably require in light of the applicable legal requirements. Such Bank agrees that it will designate a different
Applicable Lending Office for its Loans if such designation will avoid the illegality that is the reason for the required prepayment pursuant to this
Section 5.03 and will not, in the opinion of such Bank, be disadvantageous to such Bank in any material respect.

                  5.04 Compensation. Whether or not any Loan is made, the Company shall pay to the Agent for its own account or for the account of each Bank (as the case may be), immediately upon the request of the Agent or such Bank from time to time, such amount or



                                      -23-







amounts as shall be sufficient (in the reasonable opinion of the Agent or such Bank) to com pensate it for any loss, cost or expense which the Agent or such Bank determines are attributable to:

                  (a) any  payment  or  prepayment  of any Loan  for any  reason
         (including, without limitation, any prepayment or acceleration of the Loans pursuant to Section 3.03, 5.03 or 9 hereof for any reason) on a date other than the last day of an Interest Period for such Loan or any failure to continue a LIBOR Loan for the designated Interest Period; or

                  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow the Loans on any date scheduled for the borrowing thereof.

Without limiting the effect of the first sentence of this Section 5.04, such compensation to any Bank shall not include the amount attributable to the Applicable Margin but shall include an amount equal to the excess, if any, of
(i) the amount of interest which otherwise would have ac crued on the principal amount so paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current
Interest Period for the respective Loans (or, in the case of a failure to borrow, the Interest Period for such Loans which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

                  5.05 Taxes. All payments of principal, interest, fees and other amounts under this Agreement or the Notes paid or payable to the Agent or any Bank (as used in this Section 5.05, "Payments") shall be made free and clear of, and without deduction by reason of, any and all taxes, duties, assessments, withholdings, retentions or other similar charges whatsoever imposed, levied, collected, withheld or assessed by any jurisdiction or any agency or taxing authority thereof or therein (as used in this Section 5.05, "Taxes"), all of which shall be paid by the Company for its own account not later than the date when due. If the Company is required by law or regulation to deduct or withhold any Taxes from any Payment, the Company shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate taxing authority not later than the date when due; (c) deliver to the Agent, promptly and in any event within 15 days after the date on which such Taxes become due, original tax receipts and other evidence satisfactory to the Agent of the payment when due of the full amount of such Taxes; and (d) pay to the Agent for the account of itself or of the respective Bank, forthwith upon any request by the Agent or such Bank therefor from time to time, such addi tional amounts as may be necessary so that the Agent or such Bank receives, free and clear of all Taxes, the full amount of such Payment stated to be due under this Agreement or the Notes as if no such deduction or withholding had been made. The
Company hereby indemnifies the Agent and each Bank and holds each of them harmless for any loss, cost, damage, penalty or expense whatsoever arising from any failure of the Company to make, or delay in making, any deduction or withholding of Taxes, or its failure to pay when due the amount so deducted or withheld to the



                                      -24-







appropriate taxation authority or its failure otherwise to comply with the terms and conditions of this Section 5.05. Each Bank will designate a different
Applicable Lending Office for its Loans if such designation will avoid the need for, or reduce the amount of, any additional amount that the Company is required to pay to such Bank under this Section 5.05 and will not, in the opinion of such Bank, be disadvantageous to such Bank in any material respect.

                  Each Bank that is organized under the laws of a jurisdiction other than the United States or any state or other political subdivision, district or territory thereof agrees that it will deliver to the Company on the date of its execution of this Agreement and thereafter as may be required from time to time by applicable law or regulation United States Internal Revenue
Service Form 4224 or 1001 (or any successor form) or such other form as from time to time may be required to demonstrate that payments made by the Company to such Bank under this Agreement and the Notes either are exempt from United
States Federal withholding taxes or are payable at a reduced rate (if any) specified in any applicable tax treaty or convention.

                  5.06 Prepayments. If the Company becomes obligated to pay any Bank Additional Costs, compensation or additional amounts pursuant to Section
5.01 hereof, the Company may prepay the Loans of such Bank non-ratably in accordance with the terms of Section 3.03 hereof.

                  Section 6.        Conditions Precedent.

                  6.01 Conditions Precedent to the Initial Borrowing. The obligation of each Bank to make its Loan hereunder on the occasion of the initial borrowing under Section 2.02 hereof is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent in form and substance, and with sufficient copies for the Agent and each
Bank:

                  (a)  An  Officers'   Certificate   (which  shall  include  the
         signature thereon of the Secretary of the Company) containing certified copies of the  certificate  of  incorporation  and bylaws and all other organizing  documents of the Company and all corporate  action taken by the Company  approving this Agreement,  the Notes, the borrowing by the
         Company  of the  full  amount  of the  Commitments  hereunder  and  the performance of its  obligations  hereunder and  thereunder  (including, without limitation,  a certificate setting forth the resolutions of the
         Board  of  Directors   of  the  Company   adopted  in  respect  of  the
         transactions contemplated hereby and thereby and any shareholder action taken in  respect  thereof)  and  good  standing  certificates  for the
         Company  from  the  States  of  Delaware,  Tennessee,  Virginia,  North
         Carolina and South Carolina and good standing  certificates for each of the  Subsidiaries  listed in Schedule 1 hereto from the states of their respective  incorporation  and from each state in which such Subsidiary is doing business, as set forth in said Schedule 1.

                  (b)  An  Officers'   Certificate   (which  shall  include  the
         signature  thereon of the  Secretary of the Company) in respect of each of the officers who is authorized to sign this  Agreement and the Notes on its behalf.



                                      -25-







                  (c) An  Officers'  Certificate  to the  effect  set  forth  in
         Section 6.02 hereof.

                  (d) An opinion of Witt, Gaither & Whitaker, special counsel to the Company, substantially in the form of Exhibit B hereto.

                  (e) The Notes in respect of the initial Loans, duly executed and delivered by the Company to the order of each Bank and otherwise appropriately completed.

                  (f)  Evidence of the payment of the fee  described  in Section
         2.03(c) hereof.

                  (g) An  Officers'  Certificate  stating  that the Senior  Debt
         Rating of the Company by Moody's is at least Baa3 and by S&P is at least BBB-.

                  (h) Evidence that all principal of and interest on all loans outstanding under the Existing Term Loan Agreements have been or, simultaneously with the making of the Loans hereunder are being, irrevocably paid in full, together with such broken funding payments and other costs as may be provided for in the Existing Term Loan
         Agreements.

                  (i) Such other opinions and other documents as the Agent or any Bank may reasonably request.

                  6.02 Each Borrowing. The obligation of the Banks to make the Loans to the Company upon the occasion of each borrowing hereunder (including, without limitation, the initial borrowing) is subject to the further condition precedent that, as of the date of the Loans to be made as part of such borrowing and after giving effect thereto: (a) no Default or Rating Decline shall have occurred and be continuing; and (b) the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the date of the making of such Loans, with the same force and effect as if made on and as of such date and the Company shall, on the date of each borrowing hereunder (including, without limitation, the date of the second
(and final) borrowing), furnish an Officer's Certificate with respect to compliance by the Company with clauses (a) and (b) above; and (c) in the case of the second (and final) borrowing hereunder, the Agent shall have received the Notes in respect of such Loans, duly executed and delivered by the Company to the order of each Bank and otherwise appropriately completed, and evidence of the payment of all fees described in Section 2.03 hereof.


                  Section  7.   Representations  and  Warranties.   The  Company
represents and warrants to the Agent and each Bank that:

                  7.01 Corporate Existence.  Each of the Company and each of its
Subsidiaries: (a) is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature



                                      -26-







of the business conducted by it makes such qualification necessary. The Company is qualified to do business in Virginia, Tennessee, North Carolina and South
Carolina, and each of the Subsidiaries listed in Schedule 1 is qualified to do business in the states indicated for such Subsidiary in Schedule 1.

                  7.02 Financial Condition. The audited consolidated balance sheet of the Company and the consolidated Subsidiaries as at January 2, 1995 and the related consolidated statements of operations, cash flows and changes in shareholders' equity of the Company and the consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Price Waterhouse &
Co., and the unaudited consolidated balance sheet of the Company and the consolidated Subsidiaries as at July 2, 1995 and the related consolidated statements of operations, cash flows and changes in Shareholders' equity of the Company and the consolidated Subsidiaries for the six-month period ended on such date, heretofore furnished to the Agent and each Bank, are complete and correct and fairly present the consolidated financial condition of the Company and the consolidated Subsidiaries as at said dates and the consolidated results of their operations for the fiscal year and six-month period ended on said dates, subject, in the case of such financial statements as at July 2, 1995, to normal year-end adjustments all in conformity with generally accepted accounting principles applied on a consistent basis. As at such dates, neither the Company nor any of its Subsidiaries had any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates and except as are not required by generally accepted accounting principles and practices to be disclosed on the financial statements referred to herein. Since January 2, 1995, there has been no material adverse change in the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and its consolidated Subsidiaries from that set forth in said financial statements as at said date.

                  7.03 Litigation. Except as disclosed in Schedule 2 hereto, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of the Company) threatened against the Company or any Subsidiary that could reasonably be expected to have a material adverse effect on the consolidated financial condition, business or results of operations taken as a whole, of the Company and its consolidated Subsidiaries or on the Company's ability to perform its obligations hereunder and under the Notes.

                  7.04 No Breach. None of the execution and delivery of this Agreement or the Notes, the consummation of the transactions herein or therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, (i) the certificate of incorporation or bylaws of the Company, (ii) any applicable law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (iii) any agreement or other instrument to which the Company or any Subsidiary is a party or by which its respective assets, revenues or other properties may be bound, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the assets, revenues or other



                                      -27-







properties of the Company or any Subsidiary pursuant to the terms of any such agreement or instrument.

                  7.05 Corporate Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Notes and to borrow the full amount of the Commitments; and the execution, delivery and performance by the Company of this Agreement and the Notes and the borrowing of the full amount of the Commitments have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and the Notes when executed and delivered for value will constitute, the Company's legal, valid and binding obligation, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of this Agreement or the Notes or for the validity or enforceability thereof.

                  7.07 Use of Loans. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loans hereunder will be used to buy or carry any margin stock. Without prejudice to the foregoing, the proceeds of the initial borrowing of the Loans will be used solely to refinance the loans outstanding under the Existing Term
Loan Agreements.

                  7.08 ERISA.  Each of the Company and the ERISA  Affiliates has
fulfilled all obligations  under the minimum funding  standards of ERISA and the
Code with respect to each Plan, has paid,  or, in accordance  with ERISA and the
Code, has accrued a liability for, all contributions requested on behalf of each
Multiemployer  Plan,  is in  compliance  in all  substantial  respects  with all applicable  provisions of ERISA and the Code, and has not incurred any liability to the PBGC in  excess of  $25,000,  except  for  premiums  due,  or any Plan or
Multiemployer   Plan  except  for  claims  for  benefits  or  requirements   for
contributions,  in either case made in accordance with the terms of such Plan or
Multi-Employer  Plan.  Except as  disclosed  in Schedule 3 hereto,  there are no disputes  relating  to ERISA or  employee  benefits  or  relations  to which the
Company or any of its Restricted  Subsidiaries is a party and which if adversely determined  would subject the Company or any of its Restricted  Subsidiaries  to
any material liability.

                  7.09 Taxes. United States Federal income tax returns of the Company and the Subsidiaries have been examined and closed through the fiscal year of the Company ended December 31, 1987 (except with respect to Sunbelt
Coca-Cola Bottling Company, Inc., which



                                      -28-







income tax returns have been  examined and closed  through the fiscal year ended
December 31, 1988 and Coca-Cola Bottling Company Affiliated, Inc., which income tax returns have been examined and closed through the fiscal year ended December
31, 1989).  Each of the Company and the Subsidiaries has filed all United States
Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

                  7.10  Ownership.  29.67% of the shares of the Common  Stock of the  Company  issued and  outstanding  as of the date  hereof  are  owned,  both beneficially and of record and free and clear of all Mortgages,  directly by The
Coca-Cola Company. All such shares of Common Stock have been legally and validly issued and are fully paid and non-assessable.  Except as disclosed in Schedule 4
hereto,  there  are  no  outstanding  options,   warrants,  rights,  agreements,
contracts,  calls,  commitments  or  demands  of  any  character  obligating  or entitling either the Company or The Coca-Cola Company to sell, issue,  redeem or repurchase any Capital Stock of the Company.

                  7.11 Ranking. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment and in all other respects with all other Indebtedness of the Company, except that any Debt of the Company, secured to the extent permitted by clauses (1), (2), (3), (4)(a) or (5) of Section 8.05 hereof, and any renewal of such Debt renewed and secured in accordance with clause (6) of said Section 8.05, may, solely with respect to the collateral securing such Debt, rank senior in right of security to the obligations of the Company under this Agreement and the Notes.

                  7.12 Investment Company Act. Neither the Company nor any of its Subsidiaries is, nor is any of them "controlled by", an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7.13 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company" nor is any of them a "subsidiary company" of a "holding company" within the meaning of the Public
Utility Holding Company Act of 1935, as amended, nor is any of them a public utility under any applicable state law.

                  7.14 Compliance with Laws. To the best of the Company's knowledge the Company is in compliance with all applicable laws, ordinances and regulations, including, without limitation, all Environmental Laws and Health
Laws, the failure to comply with which could have a material adverse effect on the business, operations or financial condition of the Company or any of its Subsidiaries.

                  7.15 Voting Agreement. Based upon information furnished to the Company by the parties to the Voting Agreement (as defined below in this Section
7.15),  pursuant to the terms of a voting agreement among The Coca-Cola Company,
J. Frank Harrison, Jr., J. Frank Harrison, III and Reid M. Henson, in his capacity as co-trustee of certain trusts holding shares of the



                                      -29-







Company's Class B Common Stock, dated January 27, 1989 (the "Voting Agreement"),
The Coca-Cola Company granted an irrevocable proxy with respect to any shares of Class B Common Stock or Common Stock owned by The Coca-Cola Company and any shares of Common Stock into which shares of Class B Common Stock are converted or exchanged to J. Frank Harrison, III, for life, and thereafter to J. Frank
Harrison, Jr. Schedule 4 hereto contains a true and complete (in all material respects) description of the Voting Agreement.

                  7.16 Ownership of Property;  Licenses. Each of the Company and
each of its Restricted  Subsidiaries has good record and marketable title to, or a valid  leasehold  interest in, all of its respective  Principal  Properties as shown on the  financial  statements  referred  to in Section  7.02 hereof and is
licensed  to  use  all  relevant  patents,  trademarks,   tradenames,  technical
information,  technology, know-how, licenses, franchises and processes necessary for the normal operation and business of the Company or such Subsidiary.

                  7.17  Nature  of  Business.  The  Company  and its  Restricted
Subsidiaries  are  engaged  primarily  in the  business  of  bottling,  canning, marketing and distribution of soft drinks,  primarily  products of The Coca-Cola
Company and other beverages and activities  related thereto (it being understood that certain  Subsidiaries of the Company  organized under the laws of the State of Delaware  merely hold Bottle  Contracts or Allied  Bottle  Contracts as their
principal   asset  and  are  not   operating   Subsidiaries);   provided,   that
notwithstanding the foregoing, the Company has acquired other businesses, assets and properties  related or incidental to the foregoing which it may operate on a temporary or permanent  basis.  Not less than 80% of the annual  revenues of the
Company  and its  consolidated  Subsidiaries  are  derived  from  the  bottling, canning,  marketing and  distribution  of products of The Coca-Cola  Company and activities related thereto.

                  7.18  Bottle  Contracts  and  Allied  Bottle  Contracts.   The
agreements identified in Schedule 5 are all of the material Bottle Contracts and
Allied Bottle  Contracts to which the Company or any Restricted  Subsidiary is a party as of the date hereof.  Each Bottle Contract and Allied Bottle Contract is in full force and effect and the Company and each of its Restricted Subsidiaries are in substantial  compliance with the terms and conditions  applicable to them contained in such Bottle Contracts and Allied Bottle Contracts.

                  7.19 Debt Instruments. The agreements identified in Schedule 6 are all of the agreements, bonds, debentures, notes and other instruments evidencing Debt in an original principal amount of greater than or equal to $5,000,000 of the Company or any of its Restricted Subsidiaries and in respect of which any of them is obligated, directly or contingently, as of the date hereof. Each of the Company and each of its Subsidiaries is in full compliance with the terms and conditions applicable to them contained in each such agreement, bond, debenture, note or other instrument.

                  Section 8. Covenants of the Company. The Company agrees that, so long as any Commitment is in effect and until payment in full of the Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder and under the Notes:




                                      -30-







                  8.01  Financial  Statements.  The Company shall deliver to the
Agent, with a sufficient number of copies for each of the Banks:

                  (a) as soon as available and in any event within 60 days after the end of each of the first  three  fiscal  quarterly  periods of each fiscal  year  of the  Company,  unaudited  consolidated  statements  of income,  retained  earnings  and changes in  financial  position of the
         Company and the  consolidated  Subsidiaries for such period and for the period from the beginning of the  respective  fiscal year to the end of such period, and the related  consolidated  balance sheet as at the end of such  period,  setting  forth in each case in  comparative  form the corresponding  figures for the  corresponding  period in the  preceding fiscal  year,  accompanied  by an  Officers'  Certificate  (which shall include the  signature  thereon of the chief  financial  officer of the
         Company),  which certificate shall state that said financial statements fairly  present the  consolidated  financial  condition  and results of
         operations  of  the  Company  and  the  consolidated   Subsidiaries  in
         accordance with generally accepted accounting principles,  consistently applied  (except  for  changes  to which the  Company's  auditors  have agreed),  as at the end of, and for,  such  period  (subject  to normal year-end audit adjustments).

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, audited consolidated statements of income, retained earnings and changes in financial position of the Company and the consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of Price Waterhouse & Co. or other comparable independent public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and the consolidated Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                  (c) at the time the Company furnishes each set of financial statements pursuant to paragraph (a) or (b) above, an Officers'
         Certificate (which shall include the signature thereon of the chief financial officer of the Company) (i) to the effect that, during the most recent fiscal quarter reported on such financial statement, no Default, Designated Event or Rating Decline has occurred and is continuing (or, if any Default, Designated Event or Rating Decline has occurred and is continuing, describing the same in reasonable detail),
         (ii) as long as the Revolving Credit Agreement is in effect, stating that the Company has during the most recent fiscal quarter complied with all of the terms of the NationsBank Credit Agreement (including, without limitation, any New Revolving Credit Agreement), (or if the Company has failed to comply in any respect with any of the foregoing, describing such failure to comply in reasonable detail) and (iii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.04, 8.05 and 8.06 hereof as of the end of the respective fiscal quarter or fiscal year.



                                      -31-







                  (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the SEC (or any governmental agency substituted therefor) or any national securities exchange and copies of all press releases material to the Company's operations or financial condition issued by the Company or any of its Subsidiaries.

                  (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed.

                  (f) promptly (and in any event not later than 15 days) after the President or Chief Financial Officer of the Company knows that any Default has occurred, a notice of such Default, Designated Event or Rating Decline, stating that it is a "Notice of Default", "Notice of Designated Event" or "Notice of Rating Decline", as the case may be, and describing the same in reasonable detail.

                  (g) promptly (and in any event no later than 2 days) after any officer of the Company knows of any change in (or withdrawal or elimination of) the Company's Senior Debt Rating by either S&P or Moody's, notice of such change.

                  (h) from time to time such other information regarding the business, affairs or financial condition of the Company or any of the Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                  8.02 Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to: (a) preserve and maintain its corporate existence and all of its rights, privileges and franchises, provided that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole, and provided further that the foregoing shall not prevent the Company from engaging in a merger or consolidation permitted by Section 8.04 hereof; (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, all Environmental Laws and all Health Laws) the failure to comply with which would have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole; (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained and except that the failure to pay or discharge any such tax, assessment, governmental charge or levy in an amount or amounts which in the aggregate would not have material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole, shall not be deemed to be a breach of this covenant; (d) maintain all of its Principal Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted and except to the extent that failure to maintain any of such Principal Properties in good working order and condition would not have a material adverse effect on the business or financial condition of the Company and its



                                      -32-







Subsidiaries, taken as a whole; (e) maintain proper books and records of account and permit representatives of the Agent and each Bank, during normal business hours, to examine and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent or such Bank with reasonable notice; and (f) keep insured by reputable insurers all property of a character usually insured by corporations of similar size engaged in the same or similar business against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                  8.03 Use of Proceeds. The Company shall use the proceeds of the Loans made as part of the initial borrowing hereunder solely to refinance the entire principal amount of the loans outstanding under the Existing Term
Loan Agreements and shall use the proceeds of the Loans made as a part of any subsequent borrowing solely for the Company's general corporate purposes (which shall include, without limitation, the repurchase of debt securities outstanding on the date of this Agreement), and in any event all proceeds of the Loans shall be used solely in compliance with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                  8.04  Mergers  and  Consolidations.   The  Company  shall  not
consolidate  with or merge into any other  Person or convey or  transfer  all or substantially all of its assets, revenues and other properties as an entirety to any  Person,  whether  in a  single  transaction  or  in  a  series  of  related transactions, unless:

                           (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the assets, revenues and other properties of the Company substantially as an entirety (the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Agent for the benefit of the Agent and the Banks in form satisfactory to the Agent, the due and punctual payment of the principal of and interest on all the Loans and Notes and all other amounts payable under this Agreement and the Notes and the performance and observance of every covenant of this Agreement on the part of the Company to be performed or observed;

                           (b)   immediately   after   giving   effect  to  such
         transaction,  no Default or Event of Default shall have occurred and be continuing,  nor  shall  any  Rating  Decline  be likely to occur as an immediate  consequence of such transaction (in the reasonable  judgment of  the  Company's  Board  of  Directors)  and,  without  limiting  the foregoing,  The Coca-Cola  Company  shall  directly own and continue to own,  both  beneficially  and of  record  and  free  and  clear  of all
         Mortgages,  and  control  at  least  20% of  the  Common  Stock  of the
         Surviving Entity; and

                           (c) the Company has delivered to the Agent for the benefit of the Agent and the Banks an Officers' Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Agent, each stating that such consolidation,



                                      -33-







         merger, conveyance or transfer and such supplemental indenture comply with this Section 8.04 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Anything in this Section 8.04 to the contrary notwithstanding, no such consolidation,  merger,  conveyance or transfer shall be entered into or made by the Company with or to another  corporation  which has  outstanding  any obligations secured by a Mortgage if, as a result of such consolidation, merger, conveyance or transfer,  any Principal Property of the Company or any Restricted
Subsidiary  would be subjected to the lien of such Mortgage and such Mortgage is not expressly  excluded from the  restrictions or permitted by the provisions of
Section  8.05  unless  simultaneously   therewith  or  prior  thereto  effective
provision  shall  be  made  for the  securing  of all the  Loans  and the  Notes
(together with, if the Company shall so determine, any other Debt of the Company now existing or hereafter created which is not subordinated to the Loans and the
Notes),  equally and ratably with (or, at the option of the  Company,  prior to)
the obligations secured by such Mortgage by a lien upon such Principal Property.

                  8.05 Restrictions on Debt. The Company will not itself, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Debt, whether or not evidenced by negotiable instruments or securities, or any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by any Mortgage on any Principal Property of the Company or any Subsidiary, or on any shares of Capital Stock or Debt of any Subsidiary, without effectively providing that the Loans and the Notes (together with, if the Company shall so determine, any other Debt of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Loans and the Notes) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such secured Debt shall be so secured, and will not permit any Subsidiary to, incur, issue, assume or guaranty any unsecured Debt or to issue any Preferred Stock, in each instance unless the aggregate amount of (A) all such Debt, (B) the aggregate preferential amount to which such Preferred Stock would be entitled on any involuntary distribution of assets and (C) Attributable Debt of the Company and its Subsidiaries in respect of sale and leaseback transactions (as defined in Section 8.06) would not exceed
10% of Consolidated Net Tangible Assets;  provided,  however,  that this Section
8.05 shall not apply to, and there shall be excluded from Debt in any computation under this Section 8.05:

                           (1) Debt secured by Mortgages on property of, or on any shares of Capital Stock or Debt of, any corporation, and unsecured
         Debt of any corporation, existing at the time such corporation becomes a Subsidiary;

                           (2) Debt secured by Mortgages in favor of the Company or any Subsidiary and unsecured Debt payable to the Company or any Subsidiary;

                           (3) Debt  secured by Mortgages in favor of the United
         States of America, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;




                                      -34-







                           (4)  (a)  Debt   secured  by  Mortgages  on  property
         (including,  without limitation, shares of Capital Stock or Debt of any
         Subsidiary  held by the  Company  existing  at the time of  acquisition thereof (including,  without limitation,  acquisition through merger or consolidation))  or to  secure  the  payment  of all or any part of the purchase  price or  construction  cost  thereof  or to secure  any Debt incurred  prior  to,  at the time of, or  within  120 days  after,  the acquisition  of such  property (or shares of Capital  Stock or Debt) or the  completion of any such  construction  for the purpose of financing all or any part of the purchase price or construction cost thereof, and
         (b) unsecured Debt incurred to finance the  acquisition of any property
         (or shares of Capital Stock or Debt) other than shares of Capital Stock or Debt of the Company, or to finance construction on property incurred prior to, at the time of,  or  within  120 days  after the later of the acquisi  tion  of  such  property  or the  completion  of  construction thereon;

                           (5) Debt  secured by Mortgages  securing  obligations
         issued by a state, territory or possession of the United States, or any political  subdivision  of any  of the  foregoing  or the  District  of
         Columbia,  to finance the  acquisition of or  construction on property, and on which the  interest  is not,  in the  opinion of tax  counsel of recognized  standing  or in  accordance  with a  ruling  issued  by the
         Internal Revenue  Service,  includable in gross income of the holder by reason  of  Section  103(a)(1)  of the Code (or any  successor  to such
         provision)   as  in  effect  at  the  time  of  the  issuance  of  such obligations; and

                           (6)  any  extensions,   renewal  or  replacement  (or
         successive  extensions,  renewals  or  replacements),  as a whole or in part,  of any Debt  referred  to in the  foregoing  clauses (1) to (5), inclusive;  provided, that (i) such extension,  renewal or replacement, in the case of Debt secured by a Mortgage, shall be limited to all or a part of the same property, shares of Capital Stock or Debt that secured the Mortgage  extended,  renewed or replaced (plus improvements on such property),  and (ii) the Debt secured by such  Mortgage at such time is not increased;

and provided, further, that this Section 8.05 shall not apply to any issuance of Preferred Stock by a Subsidiary to the Company or another Subsidiary, provided that such Preferred Stock shall not thereafter be transferable to any Person other than the Company or a Subsidiary.

                  8.06 Restrictions on Sales and Leasebacks. The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any transaction after the date hereof with any bank, insurance company, lender or other investor, or to which any such bank, insurance company, lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such bank, insurance company, lender or investor, or to any person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal
Property (herein referred to as a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt to which Section 8.05 is applicable would not exceed 10% of Consolidated Net Tangible Assets. This covenant shall not



                                      -35-







apply to, and there shall be excluded from Attributable Debt in any computation under this Section 8.06, Attributable Debt with respect to any sale and leaseback transaction if:

                           (1) the lease in such sale and leaseback transaction is for a period, including renewal rights, of not in excess of three years, or

                           (2) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer shall have been made by the Company or by a Restricted Subsidiary, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined in any manner approved by the Board of Directors) to (a) the retirement of Funded Debt of the Company ranking on a parity with the Loans or the retirement of Funded Debt of a Restricted Subsidiary; provided, however, that the amount to be applied to the retirement of such Funded Debt of the Company or a Restricted
         Subsidiary shall be reduced by (x) the principal amount of the Loans or Notes (or other notes or debentures constituting such Funded Debt) that are prepaid in accordance with Section 3.03 hereof or are delivered within such 180-day period to the applicable trustee for retirement and cancellation and (y) the principal amount of such Funded Debt, other than items referred to in the preceding clause (x), voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale; and provided, further, that, notwithstanding the foregoing, no retirement referred to in this clause (a) may be effected by payment at maturity or pursuant to any mandatory sinking funds payment or any mandatory prepayment provision, or (b) the purchase of other property which will constitute a Principal Property having a fair market value, in the opinion of the Board of Directors of the Company, at least equal to the fair market value of the Principal Property leased in such sale and leaseback transaction less the amount of any Funded Debt retired pursuant to clause (a) of this subsection, or

                           (3) such sale and leaseback transaction is entered into prior to, at the time of, or within 180 days after the later of the acquisition of the Principal Property or the completion of construction thereon, or

                           (4) the lease in such sale and leaseback transaction secures or relates to obligations issued by a state, territory or possession of the United States, or any polit ical subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a)(1) of the Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, or

                           (5) such sale and leaseback transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.




                                      -36-







                  8.07 Ranking. The Company will ensure that at all times its obligations under this Agreement and the Notes continue to rank at least pari passu in right of payment and in all other respects with all other Indebtedness of the Company, except that any Debt of the Company, secured to the extent permitted by clauses (1), (2), (3), (4)(a) or (5) of Section 8.05 hereof, and any renewal of such Debt renewed and secured in accordance with clause (6) of said Section 8.05, may, solely with respect to the collateral securing such Debt, rank senior in right of security to the obligations of the Company under this Agreement and the Notes.

                  8.08 Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage primarily in any business other than that described in the first sentence of Section 7.17 hereof and the Company shall, and shall cause each of its Restricted Subsidiaries to, maintain in full force and effect each Bottle Contract disclosed in Schedule 5 hereof; provided, however, that the Company may, in the normal course of its business, modify, amend or replace any such Bottle Contract or any term thereof if, in the discretion of the Company's Board of Directors, such modification, amendment or replacement is desirable and in furtherance of the business of the Company and would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole; and, provided further, that notwithstanding the terms of this Section 8.08 the Company may, through acquisition, either temporarily or permanently, acquire other businesses, assets and properties, related or incidental to its business described in the first sentence of Section 7.17 hereof.

                  8.09 New Revolving Credit Agreement. At a reasonable time prior to the execution thereof, the Company shall deliver to the Agent and the Banks a copy of any proposed New Revolving Credit Agreement.

                  Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Company shall fail to pay any principal of the Loans or Notes when due; or the Company shall fail to pay any interest or any other amount payable by it under this Agreement or under the Notes and such failure shall not be fully remedied within 30 days after the date when due; or

                  (b) The Company or any Restricted Subsidiary shall fail to pay when due any principal of or interest on any bond,  debenture,  note or
         other  Indebtedness   (other  than  under  this  Agreement)  having  an
         aggregate  principal  amount of $1,000,000  (or its equivalent in other currencies) or more and such failure shall continue after the expiry of any  grace  period;  or any  event of  default  specified  in any bond, debenture,  note, agreement,  indenture or other document evidencing or relating  to any such  Indebtedness  shall  occur if the effect of such event  is to  cause,  or to  permit  the  holder  or  holders  of  such
         Indebtedness  (or a  trustee  or  agent on  behalf  of such  holder  or holders) to cause,  such Indebtedness to become due prior to its stated
         maturity;  or any  Indebtedness of the Company or any of its Restricted
         Subsidiaries  is declared to be or  otherwise  becomes due prior to its
         stated   maturity;   provided,   however,   that  if  such  default  or
         acceleration  under such evidence of  Indebtedness,  indenture or other instrument shall be cured by the



                                      -37-







         Company, or be waived by the holders of such indebtedness, in each case as may be permitted by such evidence of Indebtedness, indenture or other instrument, the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived
         ; provided,  further, that, for purposes of this Section 9(b), the term
         "Indebtedness"  shall in any event  include the  NationsBank  Revolving
         Credit Agreement, irrespective of the aggregate outstanding principal amount of loans outstanding thereunder; or

                  (c) Any representation or warranty made herein by the Company or any officer of the Company or in any certificate furnished to the Agent or any Bank pursuant to the provisions hereof or thereof, shall have been false or misleading as of the time made or furnished in any material respect; or

                  (d) The Company shall default in the performance of any of its obligations under Section 8.01(f),  8.02(a),  8.03 or 8.04,  hereof; or
         the  Company  shall  default  in the  performance  of any of its  other
         obligations   in  this   Agreement  and  such  default  shall  continue
         unremedied  for a period of 60 days after written notice (by registered or certified mail) of such default is given to the Company; or

                  (e) The Company or any Restricted Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or li quidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under any relevant bankruptcy code or similar law (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to con trovert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any relevant bankruptcy code or similar law (as now or hereafter in effect), or (vi) admit in writing its inability to pay its debts generally as they become due, or
         (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (f) A proceeding or case shall be commenced, without the application or consent of the Company or any Restricted Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Company or any Subsidiary shall be entered in an involuntary case under any relevant bankruptcy code or similar law (as now or hereafter in effect); or




                                      -38-







                  (g) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered by a court or courts against the Company and/or any Restricted Subsidiary and the same shall not be discharged (or bona fide negotiations in good faith shall not be in progress seeking such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal there from and cause the execution thereof to be stayed during such appeal; or

                  (h) The Coca-Cola Company shall fail to directly own, both beneficially and of record and free and clear of all Mortgages, and control at least 20% of the Common Stock of the Company and such failure shall continue unremedied for a period of 90 days after the date on which such failure occurred; or

                  (i) Any Trigger Event shall occur and shall continue for a period of 40 days after the occurrence thereof;

THEREUPON:  (1) in the case of an Event of Default other than one referred to in clause (e), (f), or (i) of this Section 9, the Agent may, and upon  instructions from Banks  holding 25% of the  aggregate  outstanding  principal  amount of the
Loans shall,  by written notice to the Company,  cancel the  Commitments  and/or declare the principal amount then outstanding of and the accrued interest on the
Loans and the Notes and all other amounts  payable by the Company  hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately  due and  payable  without  presentment,  demand,  protest  or other formalities of any kind (other than the notice  expressly  provided for above in this subclause  (1)), all of which are hereby  expressly  waived by the Company;
and (2) in the case of an Event of Default  referred  to in clause (e) or (f) of this  Section  9,  the  Commitments  shall  be  automatically  canceled  and the principal amount then outstanding of, and the accrued interest on, the Loans and all other  amounts  payable by the Company  hereunder  and under the Notes shall become automatically  immediately due and payable without  presentment,  demand, protest or other  formalities  of any kind,  all of which are  hereby  expressly waived by the Company; and (3) in the case of an Event of Default referred to in clause (i) of this  Section 9, on the date 80 days after  notice by the Agent to the  Company of the  occurrence  of such Event of  Default,  whether or not such
Event  of  Default  shall  then  be  continuing,   the   Commitments   shall  be
automatically  cancelled  and the  principal  amount  then  outstanding  of, and accrued  interest  on, the Loans and all other  amounts  payable by the  Company hereunder and under the Notes shall become automatically due and payable without presentment,  demand,  protest or other  formalities of any kind (other than the notice  expressly  provided for above in this  subclause  (3)), all of which are hereby expressly waived by the Company. In the event that the Agent gives notice to the Company of the  occurrence  of an Event of Default  referred to in clause
(i) of this Section 9 and, during the 80-day period following the giving of such notice,  another  Event of Default  shall occur under any of the clauses of this
Section 9, the Agent and the Banks shall have all remedies  available to them in respect of such  subsequent  Event of Default under  subclause (1) or (2) of the preceding  sentence,  under  applicable law or otherwise  without regard to such
80-day period.




                                      -39-







                  At any time after such a declaration of acceleration (but not after an acceleration pursuant to clause (2) or (3) of the preceding sentence) has been made and before a judgment or decree for payment of the money due has been obtained by the Agent or any Bank, the Banks, by written notice to the Company and the Agent, may (but shall not be obligated to) rescind and annul such declaration and its consequences if:

                           (1)      the Company has paid

                                    (A) all  overdue  interest  on all Loans and
                  Notes,

                                    (B) to  the  extent  that  payment  of  such
                  interest is lawful, interest upon overdue principal and interest at the rate or rates prescribed therefor in this Agreement, and

                                    (C) all sums paid or  advanced  by the Agent
                  hereunder   and   the   reasonable   compensation,   expenses,
                  disbursements  and  advances  of the  Agent,  its  agents  and counsel;

         and

                           (2) all Events of Default, other than the non-payment
         of  principal  which  have  become due  solely by such  declaration  of acceleration,  have been cured or waived as provided  in Section  11.04 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  Section 10.       The Agent.

                  10.01  Appointment,  Powers and  Immunities.  Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are  specifi  cally  delegated  to the Agent by the terms of this
Agreement, together with such other powers as are reasonably incidental thereto.
The Agent  (which  term as used in this  sentence  and in Section  10.05 and the
first  sentence  of  Section  10.06  hereof  shall  include   reference  to  its
affiliates; and its own and its affiliates' officers,  directors,  employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement,  and shall not by reason of this Agreement be a trustee or other  fiduciary for any Bank;  (b) shall not be responsible to the Banks for any  recitals,  statements,  representations  or  warranties  contained  in this
Agreement,  or in any certificate or other document  referred to or provided for in,  or  received  by any of them  under,  this  Agreement,  or for  the  value, validity,  effectiveness,  genuineness,  enforceability  or  sufficiency of this
Agreement,  any Note or any other document referred to or provided for herein or therein or for any failure by the Company or any other  Person to perform any of its obligations  hereunder or thereunder;  (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be  responsible  for any action  taken or omitted to be taken by it hereunder or under any other document or instrument  referred to or provided for herein or in connection herewith, except for its own gross negligence or willful mis-


                                      -40-



conduct.  The Agent may  employ  agents and  attorneys-in-fact  and shall not be
responsible   for  the   negligence   or   misconduct  of  any  such  agents  or
attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written  notice of the  assignment  or transfer  thereof shall have been filed with the Agent.

                  10.02  Reliance by Agent.  The Agent shall be entitled to rely upon any certification,  notice or other communication (including any thereof by telephone, telex, telegram, facsimile or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper  Person or
Persons,   and  upon  advice  and  statements  of  legal  counsel,   independent
accountants  and other  experts  selected  by the Agent.  As to any  matters not expressly provided for by this Agreement,  the Agent shall in all cases be fully protected in acting, or in refraining from acting,  hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required
Banks and any action taken or failure to act pursuant  thereto  shall be binding on all of the Banks.

                  10.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

                  10.04 Rights as a Bank. With respect to the Commitment, Loans and Notes held by it, LTCB (and any, successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any, other Bank and may exercise the same as though it (or its affiliates) were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. LTCB (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its affiliates) as if it (or its affiliate) were not acting as the Agent, and LTCB and its affiliates may accept fees and other consideration from the Com pany for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                  10.05 Indemnification.  The Banks agree to indemnify the Agent
(to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective
Commitments, or, if no Loans or Commitments are then outstanding, ratably in accordance with the principal amount of the Loans held by each of them immediately prior to the



                                      -41-







payment thereof in full), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  10.06 Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any of its Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Affiliates which may come into the possession of the Agent or any of its affiliates.

                  10.07 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liabilities and expenses which may be incurred by it by reason of taking or continuing to take any such action.

                  10.08  Resignation  or  Removal  of  Agent.   Subject  to  the
appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company and the
Agent may be removed at any time with or without  cause by the  Required  Banks.
Upon any such  resignation or removal,  the Required Banks shall have the right, with the  consent  of the  Company  (which  consent  shall  not be  unreasonably withheld),  to appoint a successor  Agent. If no successor Agent shall have been so appointed  by the Required  Banks and shall have  accepted  such  appointment within 30 days after the retiring Agent's giving of notice of resignation or the
Required Banks' removal of the retiring  Agent,  then the retiring Agent may, on behalf of the Banks,  appoint a successor Agent, which shall be a bank which has an office in New York, New York and which has a combined  capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the  retiring  Agent  shall be  discharged  from its duties and  obligations hereunder. After any retiring Agent's



                                      -42-







resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                  10.09 Agent's Office. The Agent acts initially through the New
York office of LTCB Trust Company, but may hereafter change the office at which it performs its functions as Agent to any other office of itself or any of its affiliates (including, without limitation, to any office of LTCB) by giving prompt subsequent notice to the Company and the Banks.

                  Section 11.       Miscellaneous.

                  11.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  11.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the Notes) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided that any such communication which is not received during normal business hours of the recipient shall be deemed to be duly given at the opening of business on its next business day.

                  11.03 Expenses. Whether or not any Loan is made hereunder, the Company agrees, promptly upon request by the Agent or any Bank therefor from time to time, to pay or reimburse the Agent and each Bank for paying: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Christy & Viener, special New
York counsel to the Agent and the Banks, and of all other outside counsels to the Agent and the Banks) in connection with (i) the preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and the consummation of the transactions contemplated hereby and thereby, and any costs or expenses of the Agent in connection with the syndication of this Agreement (whether before or after the date of the initial borrowing hereunder) and (ii) any amendment, modification or waiver of any of the terms of this Agreement or the Notes; (b) all reasonable out-of-pocket costs and expenses of the Agent and each Bank (including, without limitation, the reasonable fees and expenses of all outside counsels to the Agent or such Bank and all court costs) in connection with the enforcement of or exercise or preservation of any rights of the Agent or such Bank under this



                                      -43







Agreement or the Notes; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in any jurisdiction in respect of this Agreement or the Notes or any other document referred to herein; (d) all normal administrative costs and expenses of the Agent incident to the performance of its agency duties hereunder; and (e) all reasonable fees and expenses of counsel to the Agent and the Banks in connection with the syndication (whether by assignment or participation), after the date on which the Loans are made, of its Commitment and Loans under this Agreement. The
Company hereby agrees to indemnify the Agent and each Bank and its respective directors, officers, employees, counsels and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Company or any of its Affiliates of the proceeds of the Loans, including, without limitation, the reasonable fees and expenses of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.04 Amendments. Any provision of this Agreement may be modified, amended or (unless 25% of the Banks shall theretofore have given notice to the Agent of their instructions to cancel the Commitments and/or declare all amounts due hereunder immediately due and payable pursuant to
Section 9 hereof) waived, but only in writing signed by the Company, the Agent and the Required Banks; provided that any modification, amendment or waiver that would (a) extend the date fixed for the payment of principal of or interest on any of the Loans or any other amounts payable hereunder or under the Notes, (b) reduce any payment of principal of or interest on any of the Loans or any other amounts payable hereunder or under the Notes, (c) reduce the rate at which interest is payable hereunder or under the Notes, or (d) change this Section
11.04 or the definition of "Required Banks" in Section 1.01 hereof or otherwise change the number of parties hereto whose approval or consent is necessary for any modification, amendment or waiver of any of the terms of, or any other action under, this Agreement or the Notes, shall be in writing signed by the Company, the Agent and all of the Banks. The Agent or any Bank may grant or withhold its consent to any requested modification, amendment or waiver at its sole discretion.

                  11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.06    Assignments and Participations.

                  (a) The Company may not assign its rights or obligations hereunder or under the Notes without the prior written consent of the Agent and all of the Banks.

                  (b) Any Bank may assign to any bank or other financial institution all or any portion of its Commitment, Loans or Notes without the consent of the Company or the Agent; provided that any assignment of less than the full Commitment, Loans or Notes held by a Bank shall be in an aggregate principal amount of not less than $10,000,000. Prior and as a condition



                                       -44-







precedent to the effectiveness of any such assignment, the Bank that is the assignor of such assignment shall pay to the Agent for its own account a non-refundable recordation fee of $3,000. Each assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the obligations, rights and benefits of a "Bank" hereunder holding the Commitment and Loans (or portions thereof) assigned to it.

                  (c) Any Bank may sell to one or more other banks or financial institutions a participation in all or any part of its Commitment, Loans and Notes. Such Bank shall remain responsible for its performance under this Agreement, shall remain the holder of its Note for all purposes under this Agreement, and the Agent and the Company shall continue to deal solely and directly with such Bank, in connection with such Bank's rights and obligations under this Agreement. No participant shall be entitled to receive any greater payment pursuant to Section 5.01 or 5.05 hereof than the Bank selling such participant's participation would have been entitled to receive with respect to the rights subject to the relevant participation. The participant's rights against the Bank selling such participant's participation in respect of such participation shall be those set forth in the agreement (the "Participation
Agreement") executed by such Bank in favor of such participant. In no event shall a Bank grant a participation that conveys to the participant the right to vote under this Agreement, except that a Bank may agree in the Participation
Agreement that it will not, without the consent of the participant, agree to (i) the extension of any date fixed for the payment of principal of or interest on the Loan or other amounts payable hereunder or under the Notes held by such Bank, (ii) the reduction of any payment of principal thereof or other amounts payable hereunder or under the Notes held by such Bank, or (iii) the reduction of the rate at which interest is payable thereon to a level below the rate at which the participant is entitled to receive interest or fee (as the case may be) in respect of such participation.

                  (d) Any Bank may furnish any information concerning the Company or any of its Subsidiaries or other Affiliates in the possession of such Bank (other than, without the prior written consent of the Company, any information with respect to Piedmont Coca-Cola Bottling Partnership) from time to time to assignees and participants (including prospective assignees and participants).

                  (e)  In  addition  to  the  assignments   and   participations
permitted  under the foregoing  provisions of this Section  11.06,  any Bank may assign or pledge all or any  portion  of its Loans and its Notes to any  Federal
Reserve Bank as  collateral  security  pursuant to  Regulation A of the Board of
Governors of the Federal Reserve System or any operating circular issued by such
Federal Reserve Bank.

                  11.07 Survival. Without limiting the survival of any other provisions of this Agreement or the Notes, the obligations of the Company under Sections 5.01, 5.04, 5.05 and 11.03 hereof and of the Banks under Section 10.05 hereof shall survive the repayment of the Loans and the termination of the Commitments.




                                      -45-







                  11.08 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  11.10    GOVERNING LAW.  THIS AGREEMENT AND THE NOTES
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.


                  11.11  JURISDICTION  AND  SERVICE  OF  PROCESS.  (A) ANY SUIT,
         ACTION  OR  PROCEEDING   AGAINST  THE  COMPANY  WITH  RESPECT  TO  THIS
         AGREEMENT,  THE LOANS OR THE NOTES OR ANY JUDGMENT ENTERED BY ANY COURT
         IN RESPECT  THEREOF MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF
         NEW YORK,  COUNTY OF NEW YORK, IN THE UNITED STATES  DISTRICT COURT FOR
         THE  SOUTHERN  DISTRICT OF NEW YORK,  OR IN ANY STATE OR FEDERAL  COURT
         SITTING IN NORTH CAROLINA (COLLECTIVELY,  THE "SUBJECT COURTS"), AS THE
         AGENT OR ANY BANK MAY  ELECT  IN ITS SOLE  DISCRETION  AND THE  COMPANY
         HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF
         THE SUBJECT COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, PROCEEDING
         OR  JUDGMENT.  THE COMPANY  HEREBY  AGREES  THAT  SERVICE OF ALL WRITS,
         PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN
         THE STATE OF NEW YORK MAY BE MADE UPON CT CORPORATION  SYSTEM (THE "NEW
         YORK PROCESS AGENT"), CURRENTLY LOCATED AT 1633 BROADWAY, NEW YORK, NEW
         YORK  10019.  THE  COMPANY  HEREBY  IRREVOCABLY  APPOINTS  THE NEW YORK
         PROCESS AGENT AS ITS AGENT TO ACCEPT SERVICE OF ANY AND ALL SUCH WRITS,
         PROCESS OR SUMMONSES, AND AGREES THAT THE FAILURE OF SUCH PROCESS AGENT
         TO GIVE NOTICE OF ANY SUCH  SERVICE TO THE COMPANY  SHALL NOT IMPAIR OR
         AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT  BASED  THEREON.
         THE  COMPANY  HEREBY  FURTHER  IRREVOCABLY  CONSENTS  TO THE SERVICE OF
         PROCESS IN ANY SUIT,  ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS
         BY THE  MAILING  THEREOF  BY THE  AGENT  OR ANY BANK BY  REGISTERED  OR
         CERTIFIED MAIL,  POSTAGE PREPAID,  TO THE COMPANY ADDRESSED AS PROVIDED
         IN SECTION 11.02 HEREOF.  NOTHING  HEREIN SHALL IN ANY WAY BE DEEMED TO
         LIMIT THE ABILITY OF THE AGENT OR ANY BANK TO SERVE ANY WRITS,  PROCESS
         OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE



                                      -46-







         LAW OR TO BRING PROCEEDINGS  AGAINST THE COMPANY IN ANY COMPETENT COURT
         OF ANY OTHER JURISDICTION OR JURISDICTIONS,  AND IN SUCH MANNER, AS MAY
         BE PERMITTED BY APPLICABLE LAW.

                           (B) THE COMPANY  HEREBY  IRREVOCABLY  WAIVES,  TO THE
         FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY NOW OR HEREAFTER HAVE
         TO TRIAL BY JURY IN, AND ANY  OBJECTION  WHICH IT NOW OR HEREAFTER  MAY
         HAVE TO THE LAYING OF VENUE OF, ANY SUIT, ACTION OR PROCEEDING  ARISING
         OUT OF THIS AGREEMENT OR ANY NOTE BROUGHT IN ANY OF THE SUBJECT COURTS,
         AND HEREBY FURTHER  IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED
         BY LAW, ANY CLAIM THAT ANY SUCH SUIT,  ACTION OR PROCEEDING  BROUGHT IN
         ANY OF THE SUBJECT COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  11.12  Severability.  Any  provision of this  Agreement or the
Notes that is prohibited or unenforceable in any jurisdiction  shall, as to such
jurisdiction,   be   ineffective   to  the   extent  of  such   prohibition   or
unenforceability without invalidating the remaining provisions hereof or thereof or  affecting  the  validity or  enforceability  of such  provision in any other jurisdiction.

                  11.13 Waiver of Stay or Extension  Law. The Company  covenants
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the perfor mance of this Agreement or the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or any Bank,



                                      -47-







but will suffer and permit the execution of every such power as though no such law had been enacted.

                  The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     COCA-COLA BOTTLING CO. CONSOLIDATED


                                     By
                                        Title:

                                     Address for Notices:

                                     1900 Rexford Road
                                     Charlotte, North Carolina 28211

                                     Telecopier No.: (704) 551-4451

                                     Telephone No.:  (704) 551-4565

                                     Attention:  Ms. Brenda B. Jackson

                                     with a copy to:

                                     Witt, Gaither & Whitaker
                                     1100 American National Bank Building
                                     Chattanooga, Tennessee 37402-2606
                                     Attention:  Geoffrey G. Young, Esq.






                                      -48-







                                     LTCB TRUST COMPANY, as Agent


                                     By
                                       Title:

                                     Address for Notices:

                                         165 Broadway
                                         New York, New York  10006

                                     Telex No.:  425722 LTCB UI

                                     Telecopier No.: (212) 608-3081

                                     Telephone No.: (212) 355-4854

                                     Attention:  Winston Brown

                                     with a copy to:

                                     The Long-Term Credit Bank of Japan, Ltd.
                                     245 Peachtree Center Avenue, N.E.
                                     Suite 2801
                                     Atlanta, Georgia 30303

                                     Telecopier No.: (404) 658-9751

                                     Telephone No.:  (404) 659-7210

                                     Attention: Mr. Philip Marsden






                                      -49-







$ 40,000,000.00                      LTCB TRUST COMPANY, as lender


                                     By
                                        Title:

                                     Lending Office:

                                     165 Broadway
                                     New York, New York 10006

                                     Address for Notices:

                                     165 Broadway
                                     New York, New York 10006

                                     Telex No.:  425722 LTCB UI

                                     Telecopier No.: (212) 608-3081

                                     Telephone No.:  (212) 335-4854

                                     Attention:  Winston Brown


                                     with a copy to:

                                     The Long-Term Credit Bank of Japan, Ltd.
                                     245 Peachtree Center Avenue, N.E.
                                     Suite 2801
                                     Atlanta, Georgia 30303

                                     Telecopier No.: (404) 658-9751

                                     Telephone No.:  (404) 659-7210

                                     Attention:  Mr. Philip Marsden





                                      -50-







$ 33,000,000.00                      SUNTRUST BANK, as lender



                                     By
                                       Title:


                                     By
                                        Title:

                                     Lending Office:

                                     25 Park Place
                                     24th Floor
                                     Atlanta, Georgia 30303

                                     Address for Notices:

                                     P.O. Box 4418
                                     Mail Code 120
                                     Atlanta, Georgia 30302

                                     Telex No.:  544210 TRUSCO INT ATL

                                     Telecopier No.:  (404) 827-6270

                                     Telephone No.:  (404) 230-5162

                                     Attention:   Mr. Raymond King
                                                  Vice President



                                      -51-







$ 18,000,000.00                      THE SAKURA BANK, LIMITED, as lender



                                     By
                                     Title:

                                     Lending Office:

                                     245 Peachtree Center Avenue, N.E.
                                     Suite 2703
                                     Atlanta, GA 30303

                                      Address for Notices:

                                      245 Peachtree Center Avenue, N.E.
                                      Suite 2703
                                      Atlanta, GA 30303


                                       Telecopier No.:  (404) 521-1133

                                       Telephone No.:  (404) 521-3111

                                       Attention:  Mr. J. Hutchins Corbett
                                                    Assistant Vice President




                                      -52-







$ 15,000,000.00                      COMMERZBANK AG, as lender



                                     By
                                       Title:



                                     By
                                       Title:

                                     Lending Office:

                                     1230 Peachtree Street, N.E.
                                     Suite 3500
                                     Atlanta, Georgia 30309

                                     Address for Notices:

                                     1230 Peachtree Street, N.E.
                                     Suite 3500
                                     Atlanta, Georgia 30309


                                     Telecopier No.: (404) 888 6539

                                     Telephone No.: (404) 888 6517

                                     Attention:   Mr. Eric Kagerer




                                      -53-







$ 14,000,000.00                      DG BANK, as lender



                                     By
                                        Title:



                                     By
                                         Title:


                                     Lending Office:

                                     DG Bank Building
                                     609 Fifth Avenue
                                     New York, New York 10017-1021

                                     Address for Notices:

                                     DG Bank Building
                                     609 Fifth Avenue
                                     New York, New York 10017-1021


                                     Telecopier No.: (212) 745-1556

                                     Telephone No.: (404) 745-1564

                                     Attention:   Mr. Trevor Brookes
                                                  Assistant Vice President






                                      -54-









$ 10,000,000.00                    THE CHUO TRUST & BANKING CO., LTD., as lender



                                   By
                                     Title:

                                   Lending Office:

                                   2 World Trade Center
                                   Suite 8322
                                   New York, New York 10048


                                    Address for Notices:

                                    2 World Trade Center
                                    Suite 8322
                                    New York, New York 10048


                                   Telecopier No.: (212) 466-1140

                                   Telephone No.:  (212) 938-2715

                                   Attention:   Mr. Eric Seely
                                                Vice President






                                      -55-







$ 10,000,000.00                      CREDIT LYONNAIS, as lender



                                     By
                                        Title:

                                     Lending Office:

                                     One Peachtree Center
                                     Suite 4400
                                     303 Peachtree Street, N.E.
                                     Atlanta, GA 30308

                                     Address for Notices:

                                     One Peachtree Center
                                     Suite 4400
                                     303 Peachtree Street, N.E.
                                     Atlanta, GA 30308


                                     Telecopier No.: (404) 584-5249

                                     Telephone No.: (404) 524-3700

                                     Attention:   Mr. David Edge
                                                  Vice President



                                      -55-







$ 10,000,000.00                      SOCIETE GENERALE, as lender



                                     By
                                       Title:

                                     Lending Office:

                                     4800 Trammell Crow Center
                                     2001 Ross Avenue
                                     Dallas, Texas 75201

                                     Address for Notices:


                                     4800 Trammell Crow Center
                                     2001 Ross Avenue
                                     Dallas, Texas 75201


                                     Telecopier No.:  (214) 979-1104

                                     Telephone No.:  (214) 979-2777

                                     Attention:  Mr. Ralph Saheb





                                      -57-







$ 10,000,000.00                      THE CHIBA BANK, LTD., as lender



                                     By
                                        Title:

                                     Lending Office:

                                     1133 Avenue of the Americas
                                     15th Floor
                                     New York, New York 10036


                                     Address for Notices:

                                     1133 Avenue of the Americas
                                     15th Floor
                                     New York, New York 10036


                                     Telecopier No.: (212) 354-8575

                                     Telephone No.: (212) 354-8390

                                     Attention:   Mr. Carmen Augustino
                                                  Vice President



                                      -58-







$ 10,000,000.00                      THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                     ATLANTA AGENCY, as lender



                                     By
                                        Title:

                                     Lending Office:

                                     One Ninety One Peachtree Tower
                                     Suite 3600
                                     191 Peachtree Street, N.E.
                                     Atlanta, Georgia 30303-1757


                                     Address for Notices:

                                     One Ninety One Peachtree Tower
                                     Suite 3600
                                     191 Peachtree Street, N.E.
                                     Atlanta, Georgia 30303-1757

                                     Telecopier No.: (404) 577-6818

                                     Telephone No.: (404) 524-8770

                                     Attention:   Business Operations Department




                                      -59-






                                                                      EXHIBIT A
                                 PROMISSORY NOTE


$_____________                                                ____________, 1995
                                                              New York, New York


                  FOR VALUE RECEIVED,  Coca-Cola  Bottling Co.  Consolidated,  a
Delaware  corporation  (the  "Company"),  hereby promises to pay to the order of
[Name of Bank] (the  "Bank"),  for  account  of its  Applicable  Lending  Office provided for in the Loan Agreement  referred to below,  at account no. 04 203606 of LTCB Trust Company, as agent for the Bank (in such capacity,  the "Agent") at
Bankers Trust Company, New York, New York, ABA No. 021001033,  ref.:  "Coca-Cola
Bottling Co.  Consolidated"  (or at such other account or at such other place in
New York  City as the Agent  may  notify  the  Company  from time to time),  the principal sum of _____________  Dollars, in lawful money of the United States of
America and in immediately  available funds,  without  set-off,  counterclaim or deduction  of any kind,  in two equal,  consecutive  installments,  the first of which  shall be in the  amount of  _____________  ($_________)  (or such  lesser amount as shall equal the full  remaining  principal  amount of the Loans of the
Bank outstanding  under the Loan Agreement) and shall be payable on ___________,
2002 (or if such day is not a Business Day, as defined in the Loan Agreement, on the next succeeding Business Day, unless such next succeeding Business Day falls in a different  calendar month, in which case the next preceding  Business Day),
and  the   second  of  which   shall  be  in  the   amount  of   _______________
($_________)(or  such other amounts as shall equal the full remaining  principal amount of the Loans of the Bank outstanding  under the Loan Agreement) and shall be payable on _________,  2003 (or if such day is not a Business Day, as defined in the Loan  Agreement,  on the next  succeeding  Business Day, unless such next succeeding  Business Day falls in a different  calendar month, in which case the next preceding Business Day), and to pay interest on the unpaid principal amount of this Note, at such office,  in like money,  manner and funds,  for the period commencing  on the date of this Note until  this Note shall be paid in full,  at the rates per annum and on the dates provided in the Loan Agreement.

                  The duration of each Interest Period for the Loan evidenced hereby and the amount of each payment or prepayment made on account of the principal thereof shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided that no failure by the Bank to make, or delay in making, such recording or endorsement shall affect the obligations of the Company under this Note.

                  This  Note  is one  of  the  Notes  referred  to in  the  Loan
Agreement dated as of November __, 1995 (as amended and in effect from time to time, the "Loan Agreement") among the Company, the banks named therein
(including the Bank), and LTCB Trust Company, as Agent, providing for Loans to the Company in Dollars, and evidences a Loan made by the Bank thereunder. Except as otherwise expressly defined in this Note, capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.




                                       -1-







                  The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Loans upon the terms and conditions specified therein.

                  The Company agrees to pay all costs of collection in case default is made in any payment under this Note.

                  The Company hereby waives diligence, presentment, protest and all notices and demands whatsoever in respect of this Note.

                  THIS NOTE SHALL BE GOVERNED  BY AND  CONSTRUED  IN  ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK.

                                            COCA-COLA BOTTLING CO.
                                              CONSOLIDATED


                                            By
                                                 Title:




                                       -2-







                                      LOAN



         Amount             Unpaid
         Paid or           Interest         Principal                  Notation
         Prepaid            Period           Amount                    Made By



                                       -3-







                                                                      EXHIBIT B


                   [Form of Opinion of Counsel to the Company]



                                                     _____________, 19__







To the Agent and Banks
         parties to the Loan
         Agreement referred
         to below

Gentlemen:

                  We  have   acted  as  counsel  to   Coca-Cola   Bottling   Co.
Consolidated,  a Delaware  corporation (the  "Company"),  in connection with the
Loan Agreement dated as of November ___, 1995 (the "Loan  Agreement")  among the
Company,  the banks named  therein (the "Banks") and LTCB Trust Company as agent for the Banks (in such  capacity,  the  "Agent"),  which  provides,  among other things, for loans to be made to the Company in the aggregate principal amount of up to  $170,000,000.  Capitalized  terms used herein and not defined herein have the meanings assigned to them by or pursuant to the terms of the Loan Agreement.

                  In  rendering  the  opinion  hereinafter  set  forth,  we have examined  executed  copies  of the  Loan  Agreement  and the  Notes  and we have examined and relied upon  originals or photo static or certified  copies of such corporate  records,  certificates  of officers of the Company,  certificates  or
telexes  of  public  officials,   and  such  other  agreements,   documents  and
instruments  as we have  deemed  relevant  and  necessary  as the  basis for the opinions  hereinafter  expressed.  In  such  examination,  we have  assumed  the genuineness  of all signatures of all parties (other than those on behalf of the
Company  to the extent we have  witnessed  them),  the  conformity  to  original documents of all copies  submitted to us as certified,  conformed or photostatic copies and the legal  competence of each individual  (other than officers of the
Company)  executing  any  document.  As to any  opinion  below  relating  to the
existence,   qualification   or  good  standing  of  any   corporation   in  any
jurisdiction,  our  opinion  relies  entirely  upon  and  is  limited  by  those
certificates  of  public  or  governmental   officials  obtained  in  connection
therewith and delivered to you and assumes that such  certificates were accurate and properly given.

                  We have relied, in whole or in part, upon  representations  of the management of the Company and have assumed, without independent inquiry, the completeness  and  accuracy of those  representations  as to all matters of fact
(including  factual  conclusions  and   characterizations  and  descriptions  of
purpose, intention or other state of mind) regarding the Company relevant to:



                                       -1-







the opinion as to breach, default or creation of any Mortgage expressed in paragraph 2; the opinion as to the execution and delivery of the Loan Agreement and the Notes (only insofar as we have not witnessed the same, and not as to the capacity of the signing officers) expressed in paragraph 3; the opinion expressed in paragraph 4, other than as to proceedings of which we are aware;
and the facts supporting the legal conclusions in paragraphs 6 and 7.

                  The opinions herein are limited to the federal laws of the United States, the laws of the States of Tennessee and North Carolina and the corporate laws of the State of Delaware, and without limiting the foregoing, no opinion is expressed herein with respect to the laws of any other jurisdiction or with respect to the effect of any such laws on the matters with respect to which opinions are given herein. We are opining solely on those items expressly stated herein and no opinion should otherwise be implied from the text hereof.
Except as otherwise expressly provided herein, we are relying solely on the written documents effectuating the transaction and are neither considering nor expressing an opinion regarding the effects, if any, of any parol evidence, oral or written, that a court might consider. When the opinions expressed herein are subject to a knowledge standard, this means the actual knowledge of our attorneys.

                  Each opinion set forth below relating to the enforceability of any agreement or instrument against the Company is subject to the following general qualifications:

                  (i) as to any instrument delivered by the Company, we assume that the Company has received the agreed upon consideration therefor;

                  (ii) as to any agreement to which the Company is a party, we assume that such agreement has been duly executed by and is the binding obligation of each other party thereto;

                  (iii) the validity, binding nature or enforceability of any obligation of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshalling or other laws affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

                  (iv) the validity, binding nature or enforceability of any obligation or term of the Loan Agreement or the Notes may be subject to general principles of equity, whether at law or in equity; and

                  (v) the acceptance by the North Carolina courts of the jurisdiction of the courts of New York and the waiver of the right to jury trial, and the necessity of the Agent or the Banks to qualify to do business in North Carolina in order to enforce the Loan Agreement or the Notes may be subject to the discretion of the court before which any proceeding raising such issues may be brought.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business in the States of Delaware, Tennessee, Virginia, North Carolina and South Carolina and has the



                                       -2-





necessary corporate power to make and perform the Loan Agreement and the Notes and to borrow under the Loan Agreement.

                  2. The  making  and  performance  by the  Company  of the Loan
Agreement and the Notes, the borrowing of the full amount of the Commitments under the Loan Agreement and the consummation of the other transactions contemplated by each of the foregoing have been duly authorized by all necessary corporate action (including, without limitation, any necessary shareholder action); do not and will not violate any provision of its certificate of incorporation or bylaws; do not violate any provision of law or regulation applicable to the Company or any of its assets, revenues or other properties;
and do not and will not result in the breach of, or constitute a default or require any consent under, or result in the creation of any Mortgage upon any of the assets, revenues or other properties of the Company or any of its Subsidiaries pursuant to, any indenture, loan or credit agreement, guaranty, mortgage, security agreement, bond, note or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective assets, revenues or other properties may be bound where the occurrence of which either individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or financial condition of the Company.

                  3. Each of the Loan Agreement and the Notes has been duly executed and delivered by the Company and, if North Carolina law were to be applied to the Loan Agreement and the Notes notwithstanding the choice of New
York law to apply thereto, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its respective terms.

                  4. Except as disclosed in Schedule 2 to the Loan Agreement, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or (to the best of our knowledge) threatened against or affecting the Company or any Subsidiary, or any properties or rights of the Company or any Subsidiary, which could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Loan Agreement or the Notes.

                  5. No authorizations, consents, approvals or licenses of, or filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Company of the Loan Agreement or the Notes.

                  6. Neither the Company nor any of its Subsidiaries is, nor is any of them "controlled by", an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7. Neither the Company nor any of its Subsidiaries is a "holding company", nor is any of them a "subsidiary company" of a "holding company", within the meaning of the



                                       -3-







Public Utility Holding Company Act of 1935, as amended, nor is any of them a public utility under any North Carolina law.

                  8. In accordance  with current  interpretations  of applicable
North Carolina law and assuming that the Agent and each Bank only have executed, delivered and performed under the Loan Agreement and the Notes and have taken no other actions pursuant to the transactions herein discussed or otherwise which would require them to qualify to do business in the State of North Carolina, in order for the Agent or any Bank to enforce its rights under the Loan Agreement and the Notes in the North Carolina courts, it is not necessary for the Agent or any Bank to qualify to do business, as a foreign bank or otherwise, in the State of North Carolina, nor will any of them be deemed to be doing business in North
Carolina solely by reason of the execution, delivery or performance by any party of the Loan Agreement or the Notes.

                  9. In accordance  with current  interpretations  of applicable
North Carolina law, the choice of New York law to govern the Loan Agreement and the Notes is a valid choice of law and should be given effect by the courts of North Carolina.

                  We point out the enforceability of the indemnity provisions contained in the Loan Agreement may be limited by applicable securities laws or public policy.

                  The opinion set forth above is solely for the benefit of the Agent and the Banks and that of their respective counsels, successors and assigns, may not be quoted, circulated or published, in whole or in part, or furnished to or relied upon in any manner by any other Person without our prior written authorization. Furthermore, this opinion is given to you as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                                     Very truly yours,




                                       -4-
